UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2011

CIGLARETTE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-166343	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 1506
South Building of China Overseas Plaza
No. 8 Guanghua Dongli Road
Chaoyang District, Beijing, 100020
People’s Republic of China
(Address of principal executive offices) (Zip Code)

+86 10 6577 2050
(Registrant’s telephone number, including area code)

14001c Saint Germain Dr., Suite 390,
Centreville, VA 20121
(Former name or former address, if changed since last report)

––––––––––––––––
Copies to:
Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Gregg E. Jaclin, Esq.
(732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Report, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Report, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Report.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Report could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Report to conform our statements to actual results or changed expectations.

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this Report to “Ciglarette” “we,” “us,” “our,” “our Company,” or “the Company” are to the combined business of Ciglarette, Inc., and its consolidated subsidiaries. In addition, unless the context otherwise requires and for the purposes of this report only:

●	“Ciglarette International” refers to Ciglarette International, Inc., a Nevada company;
●	“Commission” refers to the Securities and Exchange Commission;
●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
●	“Hebei Zhongding” refers to Hebei Zhongding Real Estate Development Co., Ltd, a PRC company;
●	“Kirin China” refers to Kirin China Holding, a British Virgin Islands company;
●	“Kirin Development” refers to Kirin Huaxia Development Limited, a Hong Kong company;
●	“Kirin Management” refers to Shijiazhuang Kirin Management Consulting Co., Ltd., a PRC company;
●	“Operating Companies” refers to Hebei Zhongding and Xingtai Zhongding;
●	“PRC” refers to the People’s Republic of China; and
●	“Securities Act” refers to the Securities Act of 1933, as amended.
●	“Xingtai Zhongding” refers to Xingtai Zhongding Jiye Real Estate Development Co., Ltd., a PRC Company

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange

On March 1, 2011 (the “Closing Date”), we entered into a Share Exchange Agreement (the “Exchange Agreement”) by and among (i) the Company, (ii) our former principal stockholder, (iii) Kirin China, and (iv) the former shareholders of Kirin China, pursuant to which the former shareholders of Kirin China transferred to us all of their shares of Kirin China in exchange for the issuance of 18,547,297 shares of our common stock, which represented approximately 98.4% of our total shares outstanding immediately following the closing of the transaction (such transaction, the “Share Exchange”).   As a result of the Share Exchange, Kirin China became our wholly-owned subsidiary. We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

Immediately prior to the Share Exchange, 3,094,297 restricted shares of our common stock then outstanding were cancelled and retired, so that immediately prior to the Offering described in Item 3.02 of this Report, but immediately following the Spin-Out described under the heading “Reorganization and Spin-Out” of Item 1.01 of this Report, we had 18,844,000 shares issued and outstanding.  Kirin China also deposited $50,000 into an escrow account which amount was paid to the former owners of the cancelled shares as a result of the Share Exchange having been consummated.

The Offering

On the Closing Date and immediately following the Share Exchange, we completed a private offering (the “Offering”) of investment units (each a “Unit” and collectively, the “Units”) each consisting of four (4) shares of common stock, a three-year series A warrant to purchase one (1) share of common stock of the Company at an exercise price of $6.25 per share (the “Series A Warrants”) and a three-year Series B warrant to purchase one (1) share of common stock of the Company at an exercise price of $7.50 per share (the “Series B Warrants” and collectively with the Series A Warrants, the “Investor Warrants”).  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to the Company of $1,380,000.  As a result of the Offering, the Company issued an aggregate of 276,000 shares of its common stock (the “Shares”) and warrants to acquire an aggregate of 138,000 shares of our common stock to the investors in the Offering (the “Purchasers”).

Subscription Agreement

Each of the Purchasers entered into a Subscription Agreement with the Company evidencing such Purchaser’s investment (each a “Subscription Agreement” and collectively the “Subscription Agreements”).  Pursuant to the Subscription Agreements, the Purchasers were also granted the following rights:

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Each Purchaser shall have the right to invest in up to 25% of the shares of the Company’s common stock offered for sale in a public offering, on a pro rata basis with other Purchasers, in connection with the listing of the Company’s common stock on a senior exchange;

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Except for certain qualified issuances, if at any time during the twenty four (24) months following the final closing of the Offering (the “Dilution Period”) the Company issues or sells shares of its common stock to persons other than the purchasers in this Offering (a “Dilutive Issuance”) at a price per share less than the lower of 130% of the offering price per share or $6.50 (the “Lower Price Per Share”), then the Company is required to issue additional shares of common stock to the Purchasers, on a pro rata basis, so that the average per share purchase price of the shares purchased and owned by the Purchaser on the date of the Lower Price Issuance plus such additional shares issued to the Purchaser pursuant to this requirement is equal to such other Lower Price Issuance.

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In the event that (i) the Company’s after ,net income, subject to certain adjustments provided for in the Subscription Agreement (“Net Income”), for the fiscal year ended December 31, 2010 is less than $20 million (the “2010 Target Net Income”) or (ii) Net Income for the fiscal year ended December 31, 2011 is less than $35 million (the “2011 Target Net Income”), then the Company shall issue to the Purchasers, on a pro rata basis, additional shares of the Company’s common stock (the “Make Good Shares”) to account for such shortfall with respect to the applicable Target Net Income (the “Make Good Obligations”).

Warrants

The Series A Warrants are exercisable for an aggregate of 69,000 shares of our common stock and the Series B Warrants are exercisable for an aggregate of 69,000 shares of our common stock.  The Investor Warrants are exercisable for a period of three years from the original issue date.  The exercise price with respect to the Series A Warrants and the Series B Warrants is $6.25 and $7.50, respectively.  The exercise prices of the Investor Warrants are subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

Registration Rights

In connection with the Offering, we agreed to file a registration statement (the “Registration Statement”) with the Commission to register the Shares and the shares of common stock underlying the Investor Warrants within 60 days after the final closing of the Offering (“Required Filing Date”) and use our best efforts to have it declared effective within 120 days after the final closing of the Offering (“Required Effectiveness Date”).  In the event of a full review of the Registration Statement by the Commission, the Required Effectiveness Date will be extended by 30 days.

If the Registration Statement is not filed by the Required Filing Date or is not declared effective by the Required Effectiveness Date, the Company is required to pay cash liquidated damages to each Purchaser in the amount equal to 0.5% of such Purchaser’s subscription amount subscribed for by such Purchaser for each 30-day period for which the Company is not compliance, subject to a cap of six percent (6%) of such Purchaser’s subscription amount.

“Make Good” Escrow

In connection with the Offering, we entered into a Make Good Escrow Agreement with Prolific Lion Limited, the Company’s principal stockholder (“Prolific”), pursuant to which Prolific pledged 1,000,000 shares of our common stock in favor of the investors to secure the Make Good Obligations.  If the Company obtains subscriptions from additional investors in the Offering such that the aggregate subscription amount exceeds $5 million, Prolific will pledge an additional 1,000,000 shares of our common stock to secure the Make Good Obligations.

“Hold Back” Escrow

Also in connection with the Offering, we entered into a holdback escrow agreement with Prolific (the “Holdback Escrow Agreement”) pursuant to which Prolific deposited 1,724,000 shares of our common stock into escrow (the “Holdback Shares”), which such Holdback Shares shall be cancelled or returned to Prolific upon closing of the Offering.  Pursuant to the Holdback Escrow Agreement, the number of Holdback Shares to be cancelled shall be equal to the number of shares of common stock issuable to investors in the Offering, less the Shares issued as of the Closing Date.  Any Holdback Shares not so cancelled shall be returned to Prolific.

Reorganization and Spin-Out

On the Closing Date, we entered into a contribution and assumption agreement (the “Contribution and Assumption Agreement”) with Ciglarette International, our 80%-owned subsidiary, pursuant to which we contributed substantially all of our assets to Ciglarette International and Ciglarette International assumed all of our debts and other liabilities (the “Reorganization”). In addition, on the Closing Date, we entered into an agreement of sale (the “Agreement of Sale”) with Lisan Rahman, our former principal shareholder (“Rahman”), pursuant to which we sold to Rahman all of the shares of Ciglarette International common stock owned by us in exchange for the cancellation of 2,500,000 shares of our common stock owned by Rahman (the “Spin-Out”).  Rahman also waived any and all rights and interests he has, had or may have with respect to such cancelled shares. The Reorganization and Spin-Out were consummated immediately prior to the Acquisition. The Reorganization was consummated immediately prior to the Spin-Out.

The foregoing descriptions of the terms of the Exchange Agreement, the form of Subscription Agreement, the form of Series A Warrant, the form of Series B Warrant, the Contribution and Assumption Agreement, the Agreement of Sale and the Holdback Escrow Agreement are qualified in their entirety by reference to the provisions of the agreements filed as Exhibits 10.1, 4.1, 4.2, 10.2, 10.3 and 10.14, respectively, to this Report, which are incorporated by reference herein.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As described in Item 1.01 above, on the Closing Date, we completed the acquisition of Kirin China pursuant to the Exchange Agreement. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Kirin China is considered the acquirer for accounting and financial reporting purposes.  The disclosures in Item 1.01 of this Report regarding the Share Exchange is incorporated herein by reference in its entirety.

As described in Item 1.01 above, on the Closing Date and prior to the consummation of the Share Exchange, we (i) contributed substantially all of our assets to Ciglarette International and, in exchange, Ciglarette International agreed to assume all of our debts and other liabilities and (ii) transferred all of our ownership interest in Ciglarette International to Rahman in exchange for the cancellation of 2,500,000 shares of our common stock previously held by Rahman.  The disclosures in Item 1.01 of this Report regarding the Reorganization and Spin-Out is incorporated herein by reference in its entirety.

As a result of the foregoing, we are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

FORM 10 DISCLOSURE

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act immediately before the completion of the Share Exchange.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company was required to file a general form for registration of securities on Form 10 under the Exchange Act with respect to its common stock (which is the only class of the Company’s securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Share Exchange).  The information provided below relates to the combined operations of the Company after the acquisition of Kirin China, except that information relating to periods prior to the date of the reverse acquisition only relate to Kirin China and its consolidated subsidiaries unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated on December 23, 2009 under the laws of the State of Nevada.  From inception until we completed our reverse acquisition of Kirin China, our operations consisted of marketing and distributing a “smokeless” cigarette.  During that time, we had no revenue and our operations were limited to capital formation, organization, and development of our business plan and target customer market.  As a result of the reverse acquisition of Kirin China on March 1, 2011, we ceased our prior operations and we are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

Reverse Acquisition of Kirin China

On March 1, 2011, we completed a reverse acquisition transaction through a share exchange with Kirin China whereby we acquired all of the issued and shares of Kirin China in exchange for 18,547,297 shares of our common stock, which represented approximately 98.4% of our total shares outstanding immediately following the closing of the Share Exchange.   As a result of the Share Exchange, Kirin China became our wholly-owned subsidiary. We are now a holding company, which through certain contractual arrangements with operating companies in the PRC, engages in the development and operation of real estate in the PRC.

Immediately prior to the Share Exchange, 3,094,297 restricted shares of our common stock then outstanding were cancelled and retired, so that immediately prior to the Offering described in Item 3.02 of this Report, but immediately following the Spin-Out described under the heading “Reorganization and Spin-Out” of Item 1.01 of this Report, we had 18,844,000.  As a result of the reverse acquisition, Kirin China became our wholly owned subsidiary and the former shareholders of Kirin China became our controlling stockholders.  The share exchange transaction with Kirin China was treated as a reverse acquisition, with Kirin China as the acquirer and the Company as the acquired party.  Unless the context suggests otherwise, when we refer in this Report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Kirin China, the Operating Companies and their respective consolidated subsidiaries.

Upon the closing of our reverse acquisition of Kirin China, Lisan Rahman resigned as a director and from all offices that he then held effective immediately.  Also upon the closing of our reverse acquisition of Kirin China, our board of directors increased its size from one (1) to three (3) members and appointed Jianfeng Guo, Longlin Hu and Yaojun Liu to fill the vacancies created by the resignation of Mr. Rahman and such increase.  In addition, our board of directors appointed Mr. Hu to serve as our President and Chief Executive Officer.

As a result of our acquisition of Kirin China, Kirin China became our wholly owned subsidiary and we have assumed the business and operations of Kirin China and its subsidiaries. We plan to change our name to more accurately reflect our new business operations.

Overview of Kirin China

Kirin China is a private real estate development company focused on residential and commercial real estate development in “tier-three” cities in the PRC.  Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development.  Kirin China’s projects are currently concentrated in Hebei Province of the PRC, primarily in the city of Xingtai, and nearby regions.  Hebei Province is located in the North Region of the PRC.  Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.

The Operating Companies’ revenue increased approximately 93.14% for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008, mainly due to sales attributable to the Kirin County Project. Kirin China generated approximately $23.0 million in sales, and approximately $8.2 million in after-tax income for the fiscal year ended December 31, 2009. The  net proceeds from the Offering will primarily help to support Kirin China’s expansion strategy.

Organization & Subsidiaries

Kirin China owns all of the share capital of Kirin Development.  Kirin Development owns all of the share capital of Kirin Management, a wholly foreign owned enterprise located in Shijiazhuang City, Hebei Province.  On December 22, 2010, Kirin Management entered into a series of contractual arrangements, including an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement and an Exclusive Option Agreement, with each of Hebei Zhongding and Xingtai Zhongding and their respective shareholders (the “Contractual Arrangements”).  Other than the parties thereto, the terms and conditions of the Contractual Arrangements entered into with Hebei Zhongding and the terms and conditions of the Contractual Arrangements with Xingtai Zhongding are the same. The following is a summary of each of the Contractual Arrangements:

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Entrusted Management Agreement.  Pursuant to the Entrusted Management Agreement between Kirin Management, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies and their shareholders agreed to entrust the business operations of the Operating Companies and its management to Kirin Management until Kirin Management acquires all of the assets or equity of Operating Companies. Kirin Management has the full and exclusive right to manage and control all cash flow and assets of the Operating Companies and to control and administrate the financial affairs and daily operation of the Operating Companies. In turn, Kirin Management is entitled to the Operating Companies’ earnings before tax as a management fee, and will be obligated to pay all Operating Companies’ debts to the extent the Operating Companies are not able to pay such debt.

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Shareholders’ Voting Proxy Agreement.  Pursuant to the Shareholders’ Voting Proxy Agreement between Kirin Management and the shareholders of the Operating Companies, the Operating Companies’ shareholders irrevocably and exclusively appointed the board of directors of Kirin Management as their proxy to vote on all matters that require the approval of the Operating Companies shareholders.

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Exclusive Option Agreement.  Under the Exclusive Option Agreement between Kirin Management, the Operating Companies and the shareholders of the Operating Companies, the Operating Companies shareholders granted to Kirin Management an irrevocable exclusive purchase option to purchase all or part of the shares or assets of the Operating Companies to the extent that such purchase does not violate any PRC law or regulations then in effect.  Kirin Management and the Operating Companies shareholders shall enter into further agreements based on the circumstances of the exercise of the option, including price.  The exercise price shall be refunded to Kirin Management or the Operating Companies at no consideration in a manner decided by Kirin Management, in its reasonable discretion.

Kirin China does not own any equity interests in the Operating Companies, but controls and receives the economic benefits of their business operations through the Contractual Arrangements.  In addition, the Operating Companies are deemed Kirin China’s variable interest entities and, accordingly, Kirin China is able to consolidate the Operating Companies’ results, assets and liabilities into its financial statements.

Kirin China’s organizational structure was developed to permit the infusion of foreign capital under the laws of the PRC and to maintain an efficient tax structure, as well as to foster internal organizational efficiencies.

Our corporate structure is as follows:

* Mr. Jianfeng Guo is deemed to be the sole beneficial owner of all of the equity interests in the Operating Companies.  With respect to Hebei Zhongding, Mr. Guo has entered into trust agreements with each of Liping Bi, Jianfei Guo, Li Zhao, Jianhe Guo and Liying Li (collectively, the “Hebei Zhongding Trustees”).  The Hebei Zhongding Trustees comprise all of the registered shareholders of Hebei Zhongding.  Pursuant to these trust agreements, Mr. Guo is deemed to be the beneficial owner of all the shares of Hebei Zhongding registered in the names of the Hebei Zhongding Trustees.  With respect to Xingtai Zhongding, Mr. Guo is the 51% registered shareholder.  In addition, Mr. Guo has entered into trust agreements with each of Xie Yuelai and Huaxia Kirin (Tianjin) Equity Investment Fund Management Co., Ltd. (collectively, the “Xingtai Zhongding Trustees”).  The Xingtai Zhongding Trustees are the 49% registered shareholders of Xingtai Zhongding.  Pursuant to these trust agreements, Mr. Guo is deemed to be the beneficial owner of all the shares of Xingtai Zhongding registered in the names of the Xingtai Zhongding Trustees.

Iwamatsu Reien, a Japanese citizen, holds 100% of the shares of Prolific Lion Limited, Valiant Power Limited and Solid Wise Limited, each of which were incorporated in the British Virgin Islands (each a “BVI Company” and collectively the “BVI Companies”) and which respectively own 82%, 9% and 9% of the shares of Kirin China.  Kirin China owns all of the share capital of Kirin Development which in turn owns all of the share capital of Kirin Management, a wholly foreign owned enterprise in the PRC.  Kirin Management controls and receives the economic benefits of Operating Companies’ business operations through the Contractual Arrangements.

On November 22, 2010, Iwamatsu Reien entered into Call Option Agreements (collectively, the “Call Option Agreements”) with each of Mr. Guo, Longlin Hu and Ms. Xiangju Mu (collectively, the “Purchasers”) pursuant to which Mr. Guo is entitled to purchase up to 100% shares of Prolific Lion Limited, Longlin Hu is entitled to purchase up to 100% shares of Valiant Power Limited and Xiangju Mu is entitled to purchase up to 100% of the shares of Solid Wise Limited, each at a price of $0.0001 per share for a period of five years upon satisfaction of certain conditions.  Specifically, (i) if the Operating Companies and their respective subsidiaries achieved net income of $1 million as calculated and audited in accordance with U.S. GAAP for the fiscal year ended December 31, 2009, each Purchaser will be entitled to purchase 40% of the outstanding shares of the applicable BVI Company; (ii) if the Operating Companies and their respective subsidiaries achieve net income of $2 million as calculated in accordance with U.S. GAAP for the fiscal year ended December 31, 2010, each purchaser will be entitled to purchase 30% of the outstanding shares of the applicable BVI Company; (iii) if the Operating Companies and their respective subsidiaries achieve net income  of $3 million in accordance with U.S. GAAP for the fiscal year ended December 31, 2011, each Purchaser will be entitled to purchase up to 30% of the remaining outstanding shares of the applicable BVI Company. In addition, the Operating Companies and their respective subsidiaries achieve net income of $3 million in fiscal year 2010, each Purchaser shall have the right to purchase all shares of the applicable BVI Company at consideration of $1.00 and the third condition shall be deemed as having been met.

Market Area and Projects

Kirin China’s projects are currently concentrated in Hebei Province of the PRC, primarily in the city of Xingtai, and nearby regions.  Hebei Province is located in the North Region of the PRC.  Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.  The following map shows the region in which Kirin China currently operates:

Completed Projects

Kirin China has completed the following projects in Xingtai City (denoted by the red star in the map above):

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Ming Shi Hua Ting. Ming Shi Hua Ting is a residential center comprised of two residential buildings with between 14 and 19 floors each and eight residential buildings with six floors each.  This project was developed in 2002 and targeted homebuyers with middle to high income.  The total construction area consisted of 109,260 square meters.

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Wancheng New World Commercial Center. Wancheng New World Commercial Center is primarily a commercial and business center which includes a shopping center, restaurants, recreation facilities, entertainment and tourist attractions.  The project also included over 300 residential properties.  The total land area for this project was 57,000 square meters.  The project commenced construction in 2007 and has been in service since June 2009.

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Kirin County Community.  Construction on Kirin County Community commenced in September 2009 and was completed in November 2010.  This project covers land area of 47,900 square meters.  Total construction area is 180,000 square meters and is comprised of residences, commercial buildings and hotel-style apartments.

Planned Projects

Kirin China’s project pipeline includes the Kirin Bay and No. 79 Courtyard projects, each of which are located in Xingtai City.  Kirin China expects to commence presales for these projects in the first quarter of 2011.

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Kirin Bay.  Covering a land area of over 660,000 square meters, Kirin China expects that Kirin Bay will be the largest high-end residential community in Xingtai in terms of total construction area upon completion.  The project is comprised of three sections of mixed residential and commercial properties.  The first phase residences are expected to be delivered by the end of 2013 while final phase residences are expected to be delivered in May 2015.

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No. 79 Courtyard.  No. 79 Courtyard Project covers a land area of over 290,000 square meters and a total building area of approximately 450,000 square meters.  The project is positioned as a high-end residential development with some mixed commercial use.  Construction is expected to start in the first or second quarter of 2011 and project completion is planned for the last quarter of 2014.  The first phase residences are expected to be delivered by the end of 2012 while the final phase residences are expected to be delivered in January 2015.

In addition to its projects in Xigtai, Kirin China has started gaining knowledge on property conditions and related land and development approval procedures in Shijiazhuang of Hebei Province and in Dezhou and Zibo of Shandong Province (as denoted by the blue stars on the map above).

Kirin China’s Homebuyers

Kirin China markets its residential properties to local PRC homebuyers with RMB2,000 to 5,000 in monthly earnings, which is regarded in the PRC as middle to high income.  Kirin China believes that its homebuyers have high expectations about the quality of their residences, the overall community environment and surrounding amenities and developments. Kirin China also believes that its homebuyers’ purchase decisions significantly influence the decisions of others in their same social status.  Kirin China’s homebuyers are mainly comprised of young families who are buying due to family growth or increased income.

The following chart shows the household monthly incomes of homebuyers who purchased residences from Kirin China between December 2009 and June 2010:

The following chart shows the ages of homebuyers who purchased residences from Kirin China between December 2009 and June 2010:

The following chart shows that first time homebuyers comprised Kirin China’s largest customer segment during the period from December 2009 to June 2010:

Kirin China believes that its homebuyers are primarily motivated by the need for housing condition improvement, or “move-up” housing, from rentals or shared living arrangements with relatives to a place of their own.

Commercial Properties

The commercial properties developed by the Company include: Wancheng New World Commercial Center, which achieved sales revenue of RMB 210 million, accounting for 65% of total sales of the Company during 2007 and 2008. Profits realized were RMB 29 million. The properties include: commercial business center and commercial residence.

Main purchasers of the commercial stores of Wancheng New World Commercial Center are the entrepreneurs and investors with substantial purchasing power who live in Xingtai city or a nearby city; government officers, public servants, real estate speculators and a variety of well-known restaurants, banks, and companies in telecommunication, advisory, advertisement, and finance sectors.

Sales and Marketing

Most projects commence sales before construction begins.  Typically, the first step in the sales process occurs when the homebuyer visits a sales office and decides to purchase a particular residence.  The potential homebuyer then signs a binding agreement of sale for a particular residence and pays a cash down payment, which is generally non-refundable. Cash down payments currently average between 30-50% of the total purchase price of a residence, although, in some cases homebuyers elect to pay the entire purchase price at this point.  When construction on the residence is complete and upon payment by the homebuyer of the remaining balance of the purchase price, if any, the residence is delivered to the homebuyer.  The sales process for commercial properties is substantially similar, although commercial purchasers typically pay a higher cash down payment.

When demand is particularly high for a project, potential homebuyers seeking to signify their interest in purchasing a residence, but who may not know which particular residence they wish to purchase, will first pay a refundable cash deposit typically between RMB5,000-200,000.  If the homebuyer does not elect to purchase a residence, this initial deposit will be refunded.  If the homebuyer ultimately selects a particular residence, the initial deposit will be applied to the cash down payment due upon entry into a binding agreement for that residence.

In order to attract homebuyers, Kirin China engages professional design companies to assist with project design and promotion. Dedicated sales offices are also established for each specific project.  Promotional flyers, presentation boards, video clips, websites, and 3D photo displays are used to demonstrate the expected construction layout. In addition, the following media are typically utilized to promote real estate projects:

●	Mainstream newspapers and magazines;
●	SMS text-messaging;
●	Outdoor advertisements;
●	Other promotional activities, which may include real estate exhibitions, outdoor dancing activities, free movies in target communities and residents’ badminton competitions.

To help customers choose among the apartment layouts that we offer, we usually create show rooms that demonstrate design possibilities. We pay for the completion of these marketing show rooms. After most of the units in the development have been sold, we sell the show rooms as residences, usually at premium prices.

Sales representatives are encouraged to take a proactive approach after promotions have been launched. Sales representatives usually visit nearby counties or city squares to distribute flyers advertising Kirin China’s communities. They are also encouraged to target and maintain contact with potential groups or organizations who have group purchasing intentions or that provide financial support for their employees to buy residences.  Sales representatives receive commissions based on the amount of the purchase price once received by Kirin China. Commissions are paid in installments with 60% of the commission delivered upon execution of the presales agreement, 20% delivered upon execution of the definitive sales agreement and the remaining 20% upon delivery of the properties for occupancy.

Kirin China ordinarily launches several phases of sales for each project, but only provides a small proportion of residential units for sale in each phase.  Kirin China believes that the sale of residences by phases reduces market risks since prices can be adjusted depending on demand and other economic factors.  Currently, the Kirin County project has 200 residences and 8,000 square meters of commercial property remaining to be sold.

Property Management Services

Kirin China provides property management services to its own communities.  The basic services typically provided include security, clean environment preservation, flower and tree planting and community facilities maintenance.  Kirin China charges the residence owners a property management fee of RMB1.2 (or USD 0.18) per square meter per month.

Land Resources Procurement

Kirin China’s ability to continue development activities over the long-term will be dependent upon, among other things, a suitable economic environment and its continued ability to locate and acquire land, obtain governmental approvals for suitable parcels of land, and consummate the acquisition and complete the development of such land.  When identifying potential land resources for acquisition, Kirin China first attempts to determine if the target land resource complies with the general municipal plans of the government, whether the surrounding infrastructures are well established, whether there is any existing municipal construction plan, the scale of influence of the project with respect to its neighbors and if the purchasing power of the surrounding population can afford the prices at which Kirin China may expect to sell the properties.  Next, Kirin China considers if the initial property development cost is affordable for it, if there is any governmental tax deduction policy and if the project can become a signature project for the local government.   Kirin China obtains land resources by participating in public tender, auction, and listing for sales of land.  In addition, Kirin China may seek to acquire land rights that are sold in connection with the restructuring of state-owned enterprises or the military. The price and location of land resources that are state-owned or owned by the military are generally superior to private properties.

Regulations in the PRC now provide that all land use rights are granted by way of a public auction held by the land reserve administration of the applicable local government.  The auction begins with the local government’s publication of an invitation to bid on a particular parcel of land.  Bids must be submitted on or before the bid deadline date.  Bids submitted by developers in accordance with bid procedures and deadlines are then evaluated, together with the qualifications of the developers, by the applicable land reserve administration.  Bidders who do not meet all of the qualification requirements are disqualified.   On the day following the closing date of the auction, an auction winner will be confirmed. The winning bidder and the transferor will enter into a confirmation agreement.  Within ten days after the execution of the confirmation agreement, the winning bidder will enter into a “Land Use Rights Transfer Agreement” with the transferor and is required to make a lump sum payment of the transfer fees within two months.  The process for acquisition of land resources from state-owned enterprises and the military is similar, except that the governing entities for military-owned properties are the military land management bureaus and their superior supervising authorities.

PRC Real Estate Market Overview

Future Development Trends and Regulations of the Real Estate Industry in the PRC

According to the China Daily, the PRC will surpass both the UK and Japan to be the world’s second largest property investment market by 2011, reports international real estate service provider DTZ.  Data from real estate consultancy CB Richard Ellis shows that the value of property transactions in 15 Chinese cities hit RMB49.9 billion during the first six months of 2010.  Of this, RMB 19.4 billion came from foreign institutional investors, RMB10.2 billion from Hong Kong, Taiwan and Macao, and the remaining RMB20.3 billion from mainland investors.

As reported in the Wall Street Daily, Chinese home-buying activity surged 82% in 2009, and house prices rose 24% nationally. These price increases put the average Beijing apartment at 15 times the typical resident’s annual income and national prices at 10 times the median annual household income. This is far above comparable ratios in the United States where home prices stand at about three and a half times the median annual household income.

With the urbanization process, more and more people immigrate to the cities from rural areas of the PRC, such that the boundaries of cities are extending gradually and the urban areas are experiencing rapid development. As the real estate markets in tier-one cities, such as Beijing, have experienced rapid growth in the past five years, Kirin China believes that the development potential for tier-two and tier-three is substantial. The Company expects that the real estate markets for tier-two and tier-three cities will expand significantly in the near future due to a variety of factors including the further development of urbanization and the immigration of rural populations into the tier-two and tier-three cities which result in a growing demand. In addition, China is generally expected to be the second largest real estate investment market by 2011.  Since the real estate markets for tier-one cities have almost reached their limits, we believe investment will be directed to tier-two and tier-three cities.

The per capita consumption of a city indicates the purchasing power of its residents. China’s average growth of per capita consumption was 9.09% in 2008 while the growth in tier-one cities such as Beijing and Shanghai was below that average. Many tier-three cities in cities such as Dali in Yunnan, Nanchong in Sichuan, Nanchang in Jiangxi, Taizhou in Zhejiang and Weihai and Dezhou in Shandong exceeded the average, indicating higher real estate purchasing power (from Dongxing Securities Industry Report).

In 1980, a mere 19.8% of the population in China was urban and by the end of 2008, the urbanization rate had reached 45.7%. According to a report by BNP Paribas (BNPP), China’s urbanization rate should reach 60% by 2020 as shown below:

Similarly, it is predicted that the country’s urbanization rate will hit 52 percent in 2015 and grow to 65 percent by 2030 from the annual report on urban development by the Chinese Academy of Social Sciences (CASS). According to McKinsey in the Preparing for China’s Urban Billion report in March 2008, 350 million people will be added to China’s urban population by 2025—more than the population of today’s United States. One billion people are expected to live in China’s cities by 2030 and 221 Chinese cities are expected to have over one million residents. Five billion square meters of road are expected to be paved, 170 mass transit systems could be built and 40 billion square meters of floor space could be built—in five million buildings.  More than half of China’s population today is still rural. With an ongoing flow of workers from the countryside into the cities, officials estimate prospective housing needs for 400 million new urban dwellers over the next 25 years.

The PRC real estate market is strictly controlled by the PRC government and, currently, real estate development companies in tier-one cities are experiencing difficulties as a result.  To control the price of real estate, restrict speculation and break the isolated bubbles in the PRC real estate market, the PRC government has tightened its credit loan policies and land right acquisition regulations in tier-one cities. Accordingly, real estate development has begun to focus on tier-two and tier-three cities. Real estate developers in tier-two and tier-three cities are expanding and the PRC’s focus for real estate development has moved on from tier-one cities to tier-two and tier-three cities in response to the urbanization of China and the movement of its population.

The PRC’s Central Economic Conference at the end of 2009 and the “Document No. 1” released by the Central Party in 2010 pointed out that the central government was emphasizing the urbanization of medium and small cities and small towns in China, with the purpose to alleviate the over-populated tier-one cities and to resolve the imbalanced development between urban and rural areas. For overall planning, the PRC government has shown its determination to develop small- and medium-sized cities and related authorities have released favorable policies for tier-two and tier-three cities. The PRC’s Ministry of Land and Resources has begun to prioritize the land rights approval processes for real estate projects in tier-two and tier-three cities. The land rights acquired in tier-two and tier-three cities totaled 62.23 million square meters in 2009, compared to 4.83 million square meters in tier-one cities, as indicated by China’s National Bureau of Statistics.

Real estate developers have been finding it difficult to obtain easy financing for their projects due to the recent strict credit loan policies for both developers and buyers. Many of them have subsequently turned to high-cost financing, with interest rates ranging from 12 to 16 percent, compared with the benchmark rate of 5.31 percent for one-year loans as indicated in a report by China Daily.

Foreign investors account for a small proportion of the real estate market.  According to the National Bureau of Statistics, foreign investors put RMB30.2 billion into the realty sector during the first seven months of 2010, a 10.6 percent growth over the same period in 2009. UBS Global Asset Management announced in April 2010 that it had successfully concluded the first closing of its joint-venture with Gemdale Corporation, a leading listed real estate developer in China. It will invest in residential development projects in First Tier and selected Second Tier cities in China. In mid-March 2010, China Overseas Land & Investment Ltd., together with ICBC International Investment Management Ltd., set up a $250 million real estate fund to invest in China’s property market.

According to the Wall Street Daily, one-quarter of Chinese homebuyers pay cash, and, on average, mortgages cover only half the property’s value.  Household debt in China amounts to approximately 40% of household incomes.

Market Overview of Xingtai

According to a report from the China Daily, the total housing supply in Xingtai was 1.1 million square meters in 2005 and 1.5 million square meters in 2006; due to the macroeconomic control policy specified by the state, the housing supply shrank slightly to 1.1-1.3 million square meters in 2007 and the housing supply in 2008 was 1.5-1.8 million square meters.

With the development of its local economy, since 2006 an increasing number of residents of other regions of China have been immigrating to Xingtai, which has increased housing demand.  Kirin China expects this trend in increased immigration to Xingtai to continue in the near future.

As of the end of 2009, the core urban population of Xingtai was 578,700 and its total residential area was approximately 14.06 million square meters.  As such, the per capita residential area in Xingtai city was 24 square meters as of the end of 2009.  According to the national “well-off” standards published by the PRC’s Department of Construction, by 2020, the average living area for urban population is expected to reach 35 square meters with an average floor area of 100 to 120 square meters for each residence.  Kirin China believes the anticipated shortage in average living area per person in Xingtai necessary in order to meet the “well-off” standard indicates significant development potential.

Xingtai can be generally divided into two parts: Qiaodong District (i.e. East of Bridge) and Qiaoxi District (i.e. West of Bridge). The Qiaodong District is the old city area which features transportation, concentrated retail trading areas, aged buildings and a highly polluted environment. Currently, the scale of real estate development in this region is small and scattered due to high relocation costs. The quality of real estate is also low and the buildings are mostly mid-rise.  Qiaoxi District, on the contrary, is the region being promoted by the local Xingtai government for development.  Qiaoxi District is anticipated to be the center of the new urban area, as planned by the Xingtai government.  In the first half of 2007, the price of a residence in Qiaoxi District surged significantly, with RMB2,900-3,300 per square meter as the main pricing range.  The average price for a residence was RMB3,255 per square meter in 2009 with higher prices in the northeast part of Qiaoxi District, at approximately RMB3,500-4,200 per square meter.

The central bank in China is currently reinforcing strict real estate development regulations and emphasizing stringent credit loan policies, which has already had a negative impact on the real estate market. These actions may serve to hinder the development of smaller real estate companies with rigid cash flows and small amounts of capital, leaving growth space for larger, better capitalized companies.

Market Overview of the Bohai Sea Surrounding Area

Kirin China plans to expand its operations to the Bohai Sea Surrounding Area.  Economic investment and development in this area, which is adjacent to Xingtai, is increasing.  Investments in the real estate markets of Qinhuangdao, Tianjin and Tangshan increased by 30%-67% in 2009 according to the PRC’s Ministry of Land and Resources.  Commensurate with an increase in investment, the price of residential real estate is has also increased.

The growth rate of wholesale real estate prices in the Bohai Sea Surrounding Area is stable. The cost of land right procurement in the Bohai Sea Surrounding Area is 19% lower than in the Pearl River Delta and 42% lower than in the Yangtze River Delta Regions. The overall growth rate of land right procurement has declined from 6.02% in 2008 to 2.83% in 2009.  The 2009 growth rate was lower than the average annual growth rate of 5.05% of 105 cities in China.  Kirin China believes that this indicates potential for real estate development and profit generation in this area.  The following are the land right procurement costs and growth rates in the Bohai Sea Surrounding Area for 2009.

Land Right Procurement Costs (RMB/sqm)	Growth of Land Right Procurement

The scale of residence paying capability (real estate price/household paying capability) demonstrates the ability of consumers to purchase houses. The overall rational scale on an international scope is within the range of 3-6 and the scale in China is higher due to its special housing system, hidden income and solid housing demand, according to Real Estate Bubble and Financial Crisis, authored by Xie Jinglai and Qu Bo in 2002.

As shown in the following chart, with the economic development of the Bohai Sea Surrounding Area, the income level has increased and the scale is decreasing gradually. However, most of the sales are over 6 and Beijing and Dalian have shown scales of over 11, which indicate bubbles in their real estate markets.

Price of Commercial Residence / Residence Paying Capability Scale in the Bohai Sea Surrounding Area (RMB/multiple)

Note: Residence Paying Capability Scale = Sales Price Per Square Meter/Disposable Income Per Household.  Sales price is assumed as 100 square meters per suite and a household is assumed to comprise 3 family members.

Features of Real Estate Markets in Tier-Two and Tier-Three Cities

Kirin China believes that the PRC’s tier-three cities have long term earning potential for investment, particularly since tier-one cities have already experienced high growth in the past few years.  Kirin China believes that with continued urbanization and improved living standards, the demand in tier-three cities for high quality, high-end buildings is increasing.  Kirin China believes that tier-three cities are at the frontier of the continued future urbanization and will benefit from the economic growth in China.

Growth potential of real estate markets in tier-two and tier-three cities

Real estate development potential has shifted to tier-two and tier-three cities and to medium and small cities. The No 1 Documents from the PRC central government pointed out that medium and small cities and towns will be the focus of China’s economic development. The PRC Ministry of Land and Resources indicated that it would prioritize approvals of real estate projects in tier-two and tier-three cities.

Higher profit margins in tier-two and tier-three cities

Kirin China believes that the price growth potential in the tier-two and tier-three segments is high while investment costs, especially land costs, are low. Investment return in tier-two and tier-three cities is no less than 30% and operational costs are comparatively low, according to the “2009 Analysis Report on Real Estate Prices in Major Chinese Cities” as published by the Ministry of Land and Resources of the PRC.

Competition

The real estate development industry in the PRC is highly competitive. In the tier-three cities Kirin China focuses on, local and regional property developers are its major competitors. Many of Kirin China’s competitors are well capitalized and have greater financial, marketing, and other resources than Kirin China has. Some also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets. In addition, the PRC government’s recent measures designed to reduce land supply further increased competition for land among property developers.

Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new property developments will be approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than Kirin China is may be more competitive in acquiring land through the auction process.

Kirin China considers Royal Real Property Co., Ltd. and Lejiayuan Real Property Co., Ltd. as its major competitors in Xingtai.  These two companies have similar financial capacities as Kirin China and engage in projects of similar sizes to those of Kirin China.

With respect to cities in the Bohai Sea Surrounding Area, Kirin China considers Dezhou Real Estate Company and Dezhou Trust Real Estate Development Co., Ltd. as its primary competitors in Dezhou City and Shandong Chuangye Real Estate Development Co. Ltd. and Zhongfang Real Estate Development Company as its primary competitors in Zibo City.  Because these competitors have been developing projects in these cities and others in the Bohai Sea Surrounding Area, they have already established relationships with local government and suppliers and have brand recognition among potential customers.

Competitive Advantages

Kirin China believes the following are advantages over its competitors:

●
Experienced Real Estate Development Team. Kirin China has a professional team with significant experience in real estate development. Members of Kirin China’s membership team have had work experience with well-known real estate development companies in tier-one cities. In addition, Kirin China’s management members are well educated with degrees from top universities such as Tsinghua University, Xi’an Jiaotong University, Zhejiang University and the Communication University of China.

●
R&D and Planning Advantage.  Kirin China expends considerable effort on research and development in an effort to identify its target market and understand the needs and wants of potential homebuyers.  Kirin China believes that by conducting research and development it can better align project design and pricing with the needs and demands of its target buyers.

●
Strong Relationships with Local Government.  In the Bohai Sea Surrounding Area, Kirin China believes it has close relationships with the local government of cities such as Weifang, Tai’an and Dezhou in Shandong Province and in Shijiazhuang and Baoding cities in Hebei Province. Kirin China believes such good relationships can assist Kirin China in the application of most favorable policy and other development conditions. In addition, through strategic cooperation with the local government, Kirin China can enter local markets more smoothly and increase its brand recognition. Kirin China believes that such partnerships will better enable it to successfully bid and execute on projects in these areas.

●
Pre-Sales Advantage.  Kirin China seeks to ensure high cash flow through presales. Kirin China’s investment costs for a particular project can be covered usually within one year after presales commence.  For example, by the end of December 2009, Kirin China recorded RMB400 million in presales of its Kirin County Project, which commenced in April 2009.

Growth Strategy

Completion of Pipeline Projects

Kirin China’s project pipeline includes the Kirin Bay and No. 79 Courtyard projects, each of which are located in Xingtai.  Kirin China expects to commence presales for these projects in the first quarter of 2011.

The Kirin Bay Project covers a land area of over 660,000 square meters. After completion, Kirin China expects that the project will be the largest high-end residential community in Xingtai in terms of construction area.  The project is comprised of three land construction sections, Sections B, C, and D, with total anticipated building area of approximately 1 million square meters.  Section B is expected to cover a building area of approximately 240,000 square meters, which is expected to be comprised mainly of malls, hotels, office buildings and apartments.  Sections C and D are expected to cover a building area of approximately700,000 square meters.  These sections are expected to be comprised of high-rise buildings, villas, kindergartens, primary schools and other commercial buildings.

Preparation for The Kirin Bay Project began in June 2009.  Construction is expected to start in the second quarter of 2011 and project completion is planned for April 2015.  The first phase residences are expected to be delivered by the end of 2013 while final phase residences are expected to be delivered in May 2015.  The project is planned to include approximately 5,500 residential units consisting of high-rise apartments and single-family houses.  The following sets forth the various categories of properties anticipated to be available for sale as part of the Kirin Bay Project and the total area and number of units available for each such category:

Kirin Bay Project Property Resources for Sale
Category	Subject	Area/Unit Number
High-floor Apartment	Area	453,944 sq meters
	Number of Units	4,209
Garden Villa	Area	75,900 sq meters
	Number of Units	540
Commercial Residences	Area	14,700 sq meters
	Number of Units	-
Reconstructable Public Facilities	Area	25,160 sq meters
Garage	Number of Units	3,492

No. 79 Courtyard Project covers a land area of over 290,000 square meters and a total building area of 440,000 square meters. The project is positioned as a high-end residential development with some mixed commercial use.

No. 79 Courtyard Project started preparation in July 2009.  Construction is expected to start in the first or second quarter of 2011 and project completion is planned for the last quarter of 2014. The first phase residences are expected to be delivered by the end of 2012 while the final phase residences are expected to be delivered in January 2015.  The following sets forth the various categories of properties anticipated to be available for sale as part of the No. 79 Courtyard Project and the total area and number of units available for each such category:

No. 79 Courtyard Project Property Resources for Sale
Category	Subject	Area/Unit Number
High-floor Apartment	Area	168,960 sq meters
	Number of Units	1,300
Official Mansion	Area	72,980 sq meters
	Number of Units	322
Garden Villa	Area	88,440 sq meters
	Number of Units	436
Penthouse	Area	81,000 sq meters
	Number of Units	270
Multiple-row Townhouse	Area	17,120 sq meters
	Number of Units	64
Double-row Townhouse	Area	16,200 sq meters
	Number of Units	60
Semi-detached House	Area	3,040 sq meters
	Number of Units	8
Commercial Residences	Area	7,000 sq meters
	Number of Units	35
Garage	Number of Units	2880
Total	Residential	2460 units, totaling 447,000 sq meters
	Commercial	35 units, approximately 7,000 sq meters
	Garage	2880 units

Focusing on Bohai Sea Surrounding Area

For its regional selection strategy, Kirin China intends to focus on the Bohai Sea Surrounding Area. The Bohai Sea Surrounding Area has become the third most active region in the PRC for business development, just behind the Pearl River Delta and the Yangtze River Delta Regions. The National Development and Reform Commission indicated in September 2010 that the Bohai Sea Surrounding Area, Yangtze River Delta region and Pearl River Delta region are to be prioritized for economic development.

Selecting Tier-Three Cities with Tier-Two Cities as Alternatives

With respect to tier-three cities, Kirin China seeks to select dynamic, highly commercialized cities with the target city acting as the economic driving force of the surrounding area.  When selecting target cities, Kirin China generally seeks per capita GDP, economic growth, and citizen purchasing power that is higher than the other surrounding tier-three cities.  Cities such as Tianjin, Qingdao, Shenyang, Nanjing, Suzhou, Xuzhou, Hefei, Changshang, and Xi’an satisfy these criteria.  Although its primary focus is on tier-three cities, Kirin China may also seek to expand to tier-two cities.

Intellectual Property

Kirin China does not own any patent or registered trademarks.

Environmental Issues

Our business in China is subject to various pollution control regulations in China with respect to noise, water and air pollution and the disposal of waste. Specifically, the major environmental regulations applicable to us include the PRC Environmental Protection Law, the PRC Law on the Prevention and Control of Water Pollution, the PRC Law on the Prevention and Control of Air Pollution, the PRC Law on the Prevention and Control of Solid Waste Pollution, and the PRC Law on the Prevention and Control of Noise Pollution.

The Company is not aware of any investigations, prosecutions, disputes, claims or other proceedings in respect of environmental protection, nor has the Company been punished or can foresee any punishment to be made by any environmental administration authorities of the PRC.

Government Regulation and Approvals

Property and Land Use Rights

All urban land in China is owned by the State. Pursuant to Interim Regulations of the People’s Republic of China Concerning the Assignment and Transfer of the Right to the Use of the State-owned Land in the Urban Areas, which became effective on May 19, 1990, individuals and companies are permitted to acquire rights to use urban land or land use rights for specific purposes, including residential, industrial and commercial purposes. The land use rights are granted for a period of 70 years for residential purposes, 50 years for industrial purposes and 40 years for commercial purposes. These periods may be renewed at the expiration of the initial and any subsequent terms. Upon approval by both the land administrative authorities and city planning authorities, industrial parcel uses may be converted to other uses, and the duration and other clauses in the land use right granting agreement will be revised to match the new use. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

Permits and Certificates

According to the Urban Real Estate Development and Operation Administration Regulation, promulgated by State Council on July 20, 1998, the Urban Real Estate Development and Operation Administration Rules of Hebei Province promulgated by government of Hebei province and effective on July 1, 2004, and the Real Estate Development Enterprise Qualification Administration Regulation promulgated by Ministry of Construction on March 29, 2000, a real estate development enterprise shall obtain a Real Estate Development Enterprise Qualification Certificate. With grade 3 Real Estate Development Enterprise Qualification Certificate, the enterprise is allowed to develop the project(s) with total construction area no more than 150,000 square meters each time.  With grade 4 Real Estate Development Enterprise Qualification Certificate, the enterprise may develop the project(s) with total construction area no more than 100,000 square meters each time.  Upon expiration of the certificate, if the enterprise is going to continue the business of real estate development, it shall apply for a new one.  Hebei Zhongding has obtained the Grade 3 Real Estate Development Enterprise Qualification Certificate No. Ji Jian Fang Kai Xing Zi No. 192 with an expiration date of December 2, 2011. Zhongding Jiye has obtained the Grade 4 Real Estate Development Enterprise Qualification Certificate No. Ji Jian Fang Kai Xing Zi No.304 with an expiration date of March 21, 2012.

Taxation

On March 16, 2007, the National People’s Congress of China passed the New EIT Law, and on November 28, 2007, the State Council of China passed the EIT Law Implementing Rules which took effect on January 1, 2008. The EIT Law and its implementing rules impose a unified earned income tax, or EIT, rate of 25.0% on all domestic-invested enterprises and foreign invested enterprises, or FIEs, unless they qualify under certain limited exceptions. As a result, our PRC operating subsidiaries are subject to an earned income tax of 25.0%. Before the implementation of the New EIT Law, FIEs established in the PRC, unless granted preferential tax treatments by the PRC government, were generally subject to an EIT rate of 33.0%, which included a 30.0% state income tax and a 3.0% local income tax.

In addition to the changes to the current tax structure, under the New EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the New EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. In addition, a recent circular issued by the State Administration of Taxation on April 22, 2009 regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-PRC enterprise shareholders. This recent circular also subjects such “resident enterprises” to various reporting requirements with the PRC tax authorities.

In addition, the recent circular mentioned above sets out criteria for determining whether “de facto management bodies” are located in China for overseas incorporated, domestically controlled enterprises. However, as this circular only applies to enterprises established outside of China that are controlled by PRC enterprises or groups of PRC enterprises, it remains unclear how the tax authorities will determine the location of “de facto management bodies” for overseas incorporated enterprises that are controlled by individual PRC residents like us and some of our subsidiaries. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In addition, dividends paid to us from our PRC subsidiaries and dividends we pay to our non-PRC shareholders may be subject to a 10% withholding tax.

Foreign Currency Exchange

All of our sales revenue and expenses are denominated in RMB. Under the PRC foreign currency exchange regulations applicable to us, RMB is convertible for current account items, including the distribution of dividends, interest payments, trade and service-related foreign exchange transactions. Currently, our PRC operating subsidiaries may purchase foreign currencies for settlement of current account transactions, including payments of dividends to us, without the approval of SAFE, by complying with certain procedural requirements. Conversion of RMB for capital account items, such as direct investment, loan, security investment and repatriation of investment, however, is still subject to the approval of SAFE. In particular, if our PRC operating subsidiaries borrow foreign currency through loans from us or other foreign lenders, these loans must be registered with SAFE, and if we finance the subsidiaries by means of additional capital contributions, these capital contributions must be approved by certain government authorities, including the MOFCOM, or their respective local branches. These limitations could affect our PRC operating subsidiaries’ ability to obtain foreign exchange through debt or equity financing.

Dividend Distributions

Our revenues are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent company. PRC legal restrictions permit payments of dividend by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Each of our PRC subsidiaries is also required under PRC laws and regulations to allocate at least 10% of our annual after-tax profits determined in accordance with PRC GAAP to a statutory general reserve fund until the amounts in such fund reaches 50% of its registered capital. These reserves are not distributable as cash dividends. Our PRC subsidiaries have the discretion to allocate a portion of their after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

In addition, under the New EIT law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, or Notice 112, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, or the Double Taxation Arrangement (Hong Kong), which became effective on December 8, 2006, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, or Notice 601, which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Double Taxation Arrangement (Hong Kong). Furthermore, the ultimate tax rate will be determined by treaty between the PRC and the tax residence of the holder of the PRC subsidiary. Dividends declared and paid from before January 1, 2008 on distributable profits are grandfathered under the New EIT Law and are not subject to withholding tax.

Circular 75

In October 2005, SAFE issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an SPV for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents.  Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest of offshore SPV. Failure to comply with the requirements of Circular 75, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

As we stated under “Risk factors—Risks Related to Doing Business in China—Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident shareholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.” We cannot assure our beneficial owners or prospective shareholders, who are PRC residents as defined in Circular 75, can obtain registration with the relevant branch of SAFE, if so required, in connection with their equity interests in us and our control of equity interests in our PRC subsidiaries through the Contractual Arrangements. However, many of the terms and provisions in Circular 75 remains unclear and implementation by central SAFE and local SAFE branches of Circular 75 has been inconsistent since its adoption. Therefore, we cannot predict how Circular 75 will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders.

Mergers and Acquisitions

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the 2006 M&A Rule, which became effective on September 8, 2006. According to the 2006 M&A Rule, a “Round-trip Investment” is defined as having taken place when a PRC business that is owned by PRC individual(s) is sold to a non-PRC entity that is established or controlled, directly or indirectly, by those same PRC individual(s). Under the 2006 M&A Rules, any Round-trip Investment must be approved by MOFCOM and any indirect arrangement or series of arrangements which achieves the same end result without the approval of MOFCOM is a violation of PRC law.

As we stated under “Risk factors—Risks Related to Doing Business in China—PRC regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business.,” the PRC regulatory authorities may take the view that these transactions and the Share Exchange Agreement are part of an overall series of arrangements which constitute a Round-trip Investment and as a result, we may need to find a way to re-establish control of our Chinese subsidiaries’ business operations through a series of contractual arrangements rather than an outright purchase of our Chinese subsidiaries.

Employees

As of the date hereof, the Company has 124 employees, all of whom has entered into labor contract with the Company. According to the Labor Law of the PRC and the Labor Contract Law of the PRC, an enterprise shall enter into labor contract with its employees. We are informed that the Company has bought following social insurances for 23 employees and the insurance rate of each type of insurance is as follows:

Insurance Type	Percentage Payable by Employer	Percentage Payable by Employee	Total Percentage of the Salary
Pension	20	8	28
Unemployment Insurance	2	1	3
Medical Insurance	6	2	8
Occupational Injury Insurance	0.5	0	0.5

Kirin China’s employees are not represented by any collective bargaining agreement, and Kirin China has never experienced a work stoppage. Kirin China believes it has good relations with its employees.

Legal Proceedings

Currently there are no legal proceedings pending or threatened against the Company or Kirin China. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to the Company’s Business

SUBSTANTIALLY ALL OF OUR BUSINESS, ASSETS AND OPERATIONS ARE LOCATED IN THE PRC.

Substantially all of our business, assets and operations are located in the PRC. The economy of the PRC differs from the economies of most developed countries in many respects. The economy of the PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in the PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over the PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of the PRC, but may have a negative effect on us.

OUR ANTICIPATED MANAGEMENT TEAM HAS NO EXPERIENCE IN MANAGING AND OPERATING A PUBLIC COMPANY.  ANY FAILURE TO COMPLY OR ADEQUATELY COMPLY WITH FEDERAL AND STATE SECURITIES LAWS, RULES OR REGULATIONS COULD SUBJECT US TO FINES OR REGULATORY ACTIONS, WHICH MAY MATERIALLY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The members of our anticipated management team have no experience managing and operating a public company and may rely in many instances on the professional experience and advice of third parties including its attorneys and accountants. While we are obligated to hire a qualified chief financial officer to enable us to meet our ongoing reporting obligations as a public company in the United States, such individuals are oftentimes difficult to locate and may not have all of the qualifications necessary to fulfill these legal obligations.  Failure to comply or adequately comply with any federal or state securities laws, rules, or regulations may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the Securities being sold in this Offering or the development of an active and liquid trading market for our common stock.

WE DERIVE ALL OF OUR REVENUES FROM SALES IN THE PRC AND ANY DOWNTURN IN THE CHINESE ECONOMY COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND FINANCIAL CONDITION.

All of our revenues are generated from sales in the PRC and we anticipate that revenues from such sales will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy. Our success is influenced by a number of economic factors which affect consumer income, such as employment levels, business conditions, interest rates, oil and gas prices and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

WE ARE SUBJECT TO EXTENSIVE GOVERNMENT REGULATION THAT COULD CAUSE US TO INCUR SIGNIFICANT LIABILITIES OR RESTRICT OUR BUSINESS ACTIVITIES.

Regulatory requirements could cause us to incur significant liabilities and operating expenses and could restrict our business activities. We are subject to statutes and rules regulating, among other things, certain developmental matters, building and site design, and matters concerning the protection of health and the environment. Our operating expenses may be increased by governmental regulations, such as building permit allocation ordinances and impact and other fees and taxes that may be imposed to defray the cost of providing certain governmental services and improvements. Any delay or refusal from government agencies to grant us necessary licenses, permits, and approvals could have an adverse effect on our operations.

OUR BUSINESS SUSCEPTIBLE TO FLUCTUATIONS IN THE REAL ESTATE MARKET OF THE PRC, ESPECIALLY IN CERTAIN AREAS WHERE OUR OPERATIONS ARE CONCENTRATED, WHICH MAY ADVERSELY AFFECT OUR SALES AND RESULTS OF OPERATIONS.

Our business depends substantially on the conditions of the PRC real estate market. Demand for real estate in China has grown rapidly in the recent decade but such growth is often coupled with volatility in market conditions and fluctuations in real estate prices. For example, the rapid expansion of the real estate market in major provinces and cities in China in the early 1990s, such as Shanghai, Beijing and Guangdong province, led to an oversupply in the mid-1990s and a corresponding fall in real estate values and rentals in the second half of the decade. Following a period of rising real estate prices and transaction volume in most major cities, the industry experienced a severe downturn in 2008, with transaction volume in many major cities declining by more than 40% compared to 2007.

Average selling prices also declined in many cities during 2008. Fluctuations of supply and demand in China’s real estate market are caused by economic, social, political and other factors. To the extent fluctuations in the real estate market adversely affect real estate transaction volumes or prices, our financial condition and results of operations may be materially and adversely affected.

WE ARE HEAVILY DEPENDENT ON THE PERFORMANCE OF THE RESIDENTIAL PROPERTY MARKET IN CHINA, WHICH IS AT A RELATIVELY EARLY DEVELOPMENT STAGE.

The residential property industry in the PRC is still in a relatively early stage of development. Although demand for residential property in the PRC has been growing rapidly in recent years, such growth is often coupled with volatility in market conditions and fluctuation in property prices. It is extremely difficult to predict how much and when demand will develop, as many social, political, economic, legal, and other factors, most of which will be beyond our control, may affect the development of the market. The level of uncertainty is increased by the limited availability of accurate financial and market information and the overall low level of transparency in the PRC, especially in tier-two and tier-three cities that have lagged in progress in these aspects when compared to tier-one cities.

The lack of a liquid secondary market for residential property may discourage investors from acquiring new properties. The limited amount of property mortgage financing available to PRC individuals may further inhibit demand for residential developments.

THE PRC GOVERNMENT HAS RECENTLY INTRODUCED CERTAIN POLICY AND REGULATORY MEASURES TO CONTROL THE RAPID INCREASE IN HOUSING PRICES AND SLOW DOWN THE REAL ESTATE MARKET AND OUR BUSINESS MAY BE MATERIALLY AND ADVERSELY AFFECTED BY THESE GOVERNMENT MEASURES.

Since the second half of 2009, the PRC real estate market has experienced strong recovery from the financial crisis and housing prices rose rapidly in certain cities.  In response to concerns over the scale of the increase in property investments, the PRC government has implemented measures and introduced policies to curtail property speculation and promote the healthy development of the real estate industry in China. On January 7, 2010, the PRC State Council (the “State Council”) issued a circular to control the rapid increase in housing prices and slow down the real estate market in China.  The circular reiterated that the purchasers of a second residential property for their households must make down payments of no less than 40% of the purchase price and real estate developers must commence the sale within the mandated period as set forth in the pre-sale approvals and at the publicly announced prices. The circular also requested local governments to increase the effective supply of low-income housing and ordinary commodity housing and instructed the People’s Bank of China (“PBOC”), and the China Bank Regulatory Commission to tighten the supervision of the bank lending to the real estate sector and mortgage financing. On February 25, 2010, the PBOC increased the reserve requirement ratio for commercial banks by 0.5% to 16.5% and has further increased it from 16.5% to 17.0% effective May 10, 2010.  Further, in order to implement the requirements set out in the State Council’s circular, the Ministry of Land and Resources (the “MLR”), issued a notice on March 8, 2010 in relation to increasing the supply of, and strengthening the supervision over, land for real estate development purposes. MLR’s notice stipulated that the floor price of a parcel of land must not be lower than 70% of the benchmark land price set for the area in which the parcel is located, and that real estate developers participating in land auctions must pay a deposit equivalent to 20% of the land parcel’s floor price. In April 2010, the State Council issued an additional circular, which provided as follows: purchasers of a first residential property for their households with a gross floor area of greater than 90 square meters must make down payments of no less than 30% of the purchase price; purchasers of a second residential property for their households must make down payments of no less than 50% of the purchase price and the interest rate of any mortgage for such property must equal at least the benchmark interest rate plus 10%; and for purchasers of a third residential property, both the minimum down payment amount and applied interest rate must be significantly higher than the relevant minimum down payment and interest rate which would have been applicable prior to the issuance of the circular (the specific figures shall be decided by the relevant bank on a case-by-case based on the principle of proper risk management). Moreover, the circular provided that banks can decline to provide mortgage financing to either a purchaser of a third residential property or a non-resident purchaser. It is possible that the government agencies may adopt further measures to implement the policies outlined in the January and April circulars. The full effect of the circulars on the real estate industry and our anticipated business will depend in large part on the implementation and interpretation of the circulars by governmental agencies, local governments and banks involved in the real estate industry.  The PRC government’s policies and regulatory measures on the PRC real estate sector could limit our access to required financing and other capital resources, adversely affect the property purchasers’ ability to obtain mortgage financing or significantly increase the cost of mortgage financing, reduce market demand for our properties and increase our operating costs. We cannot be certain that the PRC government will not issue additional and more stringent regulations or measures or that agencies and banks will not adopt restrictive measures or practices in response to PRC governmental policies and regulations, which could substantially reduce pre-sales of our properties and cash flow from operations and substantially increase our financing needs, which would in turn materially and adversely affect our business, financial condition, results of operations and prospects.

OUR SALES WILL BE AFFECTED IF MORTGAGE FINANCING BECOMES MORE COSTLY OR OTHERWISE BECOMES LESS ATTRACTIVE.

Substantially all purchasers of our residential properties will rely on mortgages to fund their purchases. An increase in interest rates may significantly increase the cost of mortgage financing, thus affecting the affordability of residential properties. In 2008, the PBOC changed the lending rates five times. The benchmark lending rate for loans with a term of over five years, which affects mortgage rates, was increased to 5.94% on December 31, 2008. The PRC government and commercial banks may also increase the down payment requirement, impose other conditions or otherwise change the regulatory framework in a manner that would make mortgage financing unavailable or unattractive to potential property purchasers. If the availability or attractiveness of mortgage financing is reduced or limited, many of our prospective customers may not be able to purchase our properties and, as a result, our business, liquidity and results of operations could be adversely affected.

IF WE ARE PREVENTED FROM GUARANTEEING LOANS TO PROSPECTIVE HOME PURCHASERS, OUR SALES AND PRE-SALES MAY DECLINE.

In line with industry practice, we will provide guarantees to PRC banks with respect to loans procured by the purchasers of our properties in the form of a transfer of 5% of the home purchasers’ loan amount from our bank account to a bank designated account, as collateral for the home purchasers’ timely debt service payments.  The bank will release these deposits after construction is completed, final deliveries are made, and home purchasers have obtained the ownership documents necessary to secure a mortgage loan.  If there are changes in laws, regulations, policies, and practices that would prohibit property developers from providing guarantees to banks in respect of mortgages offered to property purchasers and as a result, banks would not accept any alternative guarantees by third parties, or if no third party is available or willing in the market to provide such guarantees, it may become more difficult for property purchasers to obtain mortgages from banks and other financial institutions during sales and pre-sales of our properties. Such difficulties in financing could result in a substantially lower rate of sale and pre-sale of our properties, which would adversely affect our cash flow, financial condition, and results of operations. We are not aware of any impending changes in laws, regulations, policies, or practices that will prohibit such practice in China. However, there can be no assurance that such changes in laws, regulations, policies, or practices will not occur in China in the future.

WE MAY BE UNABLE TO ACQUIRE LAND USE RIGHTS FROM THE GOVERNMENT WHICH COULD INCREASE OUR COST OF SALES.

Our revenue will depend on the completion and sale of our projects, which in turn will depend on our ability to acquire land use rights for such projects.  Land use rights costs will be a major component of our cost of real estate sales and increases in such costs could diminish our gross margin.  Competition in these bidding processes can result in higher land use rights costs for us.  In addition, we may not successfully obtain desired land use rights at commercially reasonable costs due to the increasingly intense competition in the bidding processes.  We may also need to acquire land use rights through acquisition, which could increase our costs.

THE PRACTICE OF PRE-SELLING PROJECTS MAY EXPOSE US TO SUBSTANTIAL LIABILITIES.

It is common practice by property developers in China to pre-sell properties (while still under construction), which involves certain risks.  For example, we may fail to complete a property development that may have been fully or partially pre-sold, which would leave us liable to purchasers of pre-sold units for losses suffered by them without adequate resources to pay the liability if funds have been used on the project. In addition, if a pre-sold property development is not completed on time, the purchasers of pre-sold units may be entitled to compensation for late delivery. If the delay extends beyond a certain period, the purchasers may be entitled to terminate the pre-sale agreement and pursue a claim for damages that exceeds the amount paid and our ability to recoup the resulting liability from future sales.

WE ARE DEPENDENT ON THIRD-PARTY SUBCONTRACTORS, MANUFACTURERS, AND DISTRIBUTORS FOR ALL ARCHITECTURE, ENGINEERING AND CONSTRUCTION SERVICES, AND CONSTRUCTION MATERIALS.  A DISCONTINUED SUPPLY OF SUCH SERVICES AND MATERIALS WILL ADVERSELY AFFECT OUR PROJECTS.

We are dependent on third-party subcontractors, manufacturers, and distributors for all architecture, engineering and construction services, and construction materials.  Services and materials purchased from our five largest subcontractors or suppliers accounted for 46% for the year ended December 31, 2009.  A discontinued supply of such services and materials will adversely affect our construction projects and the success of the Company.

WE MAY BE ADVERSELY AFFECTED BY THE FLUCTUATION IN RAW MATERIAL PRICES AND SELLING PRICES OF OUR PRODUCTS.

The land and raw materials that are used in our projects have experienced significant price fluctuations in the past. There is no assurance that they will not be subject to future price fluctuations or pricing control. The land and raw materials that are used in our projects may experience price volatility caused by events such as market fluctuations or changes in governmental programs. The market price of land and raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market. These price changes may ultimately result in increases in the selling prices of our properties, and may, in turn, adversely affect our sales volume, sales, operating income, and net income.

WE FACE INTENSE COMPETITION FROM OTHER REAL ESTATE DEVELOPERS.

The property industry in the PRC is highly competitive. In the tier-three cities we focus on, local and regional property developers are our major competitors. Many of our competitors are well capitalized and have greater financial, marketing, and other resources than we have. Some also have larger land banks, greater economies of scale, broader name recognition, a longer track record, and more established relationships in certain markets. In addition, the PRC government’s recent measures designed to reduce land supply further increased competition for land among property developers.

Competition among property developers may result in increased costs for the acquisition of land for development, increased costs for raw materials, shortages of skilled contractors, oversupply of properties, decrease in property prices in certain parts of the PRC, a slowdown in the rate at which new property developments are approved and/or reviewed by the relevant government authorities and an increase in administrative costs for hiring or retaining qualified personnel, any of which may adversely affect our business and financial condition. Furthermore, property developers that are better capitalized than we are may be more competitive in acquiring land through the auction process. If we cannot respond to changes in market conditions as promptly and effectively as our competitors, or effectively compete for land acquisition through the auction systems and acquire other factors of production, our business and financial condition will be adversely affected.

In addition, risk of property over-supply is increasing in parts of China, where property investment, trading and speculation have become overly active. We are exposed to the risk that in the event of actual or perceived over-supply, property prices may fall drastically, and our revenue and profitability will be adversely affected.

WE COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OF NATURAL DISASTERS.

From time to time, our developed sites may experience strong winds, storms, flooding and earth quakes. Natural disasters could impede operations, damage infrastructure necessary to our construction and operations. The occurrence of natural disasters could adversely affect our business, the results of our operations, prospects and financial condition.

WE HAVE LIMITED INSURANCE COVERAGE AGAINST DAMAGES OR LOSS WE MIGHT SUFFER.

The insurance industry in China is still in an early stage of development and business interruption insurance available in China offers limited coverage compared to that offered in many developed countries. We carry insurance for potential liabilities related to our vehicles, but we do not carry business interruption insurance and therefore any business disruption or natural disaster could result in substantial damages or losses to us. In addition, there are certain types of losses (such as losses from forces of nature) that are generally not insured because either they are uninsurable or insurance cannot be obtained on commercially reasonable terms. Should an uninsured loss or a loss in excess of insured limits occur, our business could be materially adversely affected. If we were to suffer any losses or damages to our properties, our business, financial condition and results of operations would be materially and adversely affected.

OUR OPERATING SUBSIDIARIES MUST COMPLY WITH ENVIRONMENTAL PROTECTION LAWS THAT COULD ADVERSELY AFFECT OUR PROFITABILITY.

We are required to comply with the environmental protection laws and regulations promulgated by the national and local governments of the PRC. Some of these regulations govern the level of fees payable to government entities providing environmental protection services and the prescribed standards relating to construction. Although construction technologies allow us to efficiently control the level of pollution resulting from our construction process, due to the nature of our business, wastes are unavoidably generated in the processes. If we fail to comply with any of these environmental laws and regulations in the PRC, depending on the types and seriousness of the violation, we may be subject to, among other things, warning from relevant authorities, imposition of fines, specific performance and/or criminal liability, forfeiture of profits made, or an order to close down our business operations and suspension of relevant permits.

THE OPERATING HISTORIES OF HEBEI ZHONGDING AND XINGTAI ZHONGING MAY NOT SERVE AS ADEQUATE BASES TO JUDGE OUR FUTURE PROSPECTS AND RESULTS OF OPERATIONS.

The operating histories of Hebei Zhongding and Xingtai Zhonging may not provide a meaningful basis for evaluating our business following consummation of the Combination.  Although the revenues of Hebei Zhongding and Xingtai Zhonging have grown rapidly since their respective inceptions, we cannot guaranty that Hebei Zhongding and Xingtai Zhonging will maintain profitability or that they will not incur net losses in the future. We will encounter risks and difficulties that companies at a similar stage of development frequently experience, including the potential failure to:

●	obtain sufficient working capital to support our expansion;

●	manage our expanding operations and continue to fill customers’ orders on time;

●	maintain adequate control of our expenses allowing us to realize anticipated income growth;

●	implement our product development, sales, and acquisition strategies and adapt and modify them as needed;

●	successfully integrate any future acquisitions; and

●
anticipate and adapt to changing conditions in the real estate industry resulting from changes in government regulations, mergers and acquisitions involving our competitors, technological developments and other significant competitive and market dynamics.

If we are not successful in addressing any or all of the foregoing risks, our business may be materially and adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY EXECUTE OUR STRATEGY OF EXPANDING INTO NEW GEOGRAPHICAL MARKETS IN CHINA, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

We plan to expand into new geographical areas in China. Since China is a large and diverse market, consumer trends and demands may vary significantly by region and Kirin China’s experience in the markets in which it currently operates may not be applicable in other parts of China. As a result, we may not be able to leverage Kirin China’s experience to expand into other parts of China. When we enter new markets, we may face intense competition from companies with greater experience or an established presence in the targeted geographical areas or from other companies with similar expansion targets. Therefore, we may not be able to adequately grow our sales in the new cities we enter due intense competitive pressures and or the substantial costs involved.

OUR FAILURE TO EFFECTIVELY MANAGE GROWTH MAY CAUSE A DISRUPTION OF OUR OPERATIONS RESULTING IN THE FAILURE TO GENERATE REVENUE AT LEVELS WE EXPECT.

In order to maximize potential growth in Kirin China’s current and potential markets, we believe that we must expand into other markets and increase our land reserves to ensure the sustainable development capability of the Company and to maintain growth. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to effectively manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

IF WE NEED ADDITIONAL CAPITAL TO FUND OUR FUTURE OPERATIONS, WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT CAPITAL AND MAY BE FORCED TO LIMIT THE SCOPE OF OUR OPERATIONS.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake land acquisitions, continue to develop our real estate projects or expand our operations to the Bohai Sea Surrounding Area, which may as a result impact our cash flow and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the development of competitive projects undertaken by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including land acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our common stock can also be expected to be subject to volatility resulting from purely market forces over which we have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the PRC) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures.

Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

NEED FOR ADDITIONAL EMPLOYEES.

Our future success also depends upon our ability to attract and retain highly qualified personnel. Expansion of our post-Combination business and the management and operation of the post-Combination Company will require additional managers and employees with industry experience, and our success will be highly dependent on our ability to attract and retain skilled management personnel and other employees. There can be no assurance that we will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

THE LOSS OF THE SERVICES OF OUR KEY EMPLOYEES, PARTICULARLY THE SERVICES RENDERED BY JIANFENG GUO, OUR FOUNDER AND CHAIRMAN, COULD HARM OUR BUSINESS.

Our success will depend to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Jianfeng Guo, our Founder and Chairman.  The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

WE WILL INCUR SIGNIFICANT COSTS TO ENSURE COMPLIANCE WITH UNITED STATES CORPORATE GOVERNANCE AND ACCOUNTING REQUIREMENTS.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

WE MAY NOT BE ABLE TO MEET THE ACCELERATED FILING AND INTERNAL CONTROL REPORTING REQUIREMENTS IMPOSED BY THE COMMISSION WHICH MAY RESULT IN A DECLINE IN THE PRICE OF OUR COMMON SHARES AND AN INABILITY TO OBTAIN FUTURE FINANCING.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with our annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

●	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

●	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

●	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

THE COMBINATION INVOLVES A REVERSE MERGER OF A FOREIGN COMPANY INTO A DOMESTIC SHELL COMPANY, SO THAT THERE IS NO HISTORY OF COMPLIANCE WITH UNITED STATES SECURITIES LAWS AND ACCOUNTING RULES.

In order to be able to comply with United States securities laws, the Operating Companies prepared the combined financial statements for the first time under U.S. generally accepted accounting principles and recently had their initial audit of the combined financial statements in accordance with the Public Company Accounting Oversight Board (United States). As Kirin China does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with Commission reporting requirements than a comparable domestic company.

Risks Relating to the People’s Republic of China Generally

CERTAIN POLITICAL AND ECONOMIC CONSIDERATIONS RELATING TO THE PRC COULD ADVERSELY AFFECT OUR COMPANY.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

THE RECENT NATURE AND UNCERTAIN APPLICATION OF MANY PRC LAWS THAT ARE APPLICABLE TO US CREATE AN UNCERTAIN ENVIRONMENT FOR BUSINESS OPERATIONS AND THEY COULD HAVE A NEGATIVE EFFECT ON US.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

CURRENCY CONVERSION COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

The PRC government imposes control over the conversion of the Chinese Renminbi (“RMB”) into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises (“FIEs”), for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange (“SAFE”), effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

EXCHANGE RATE VOLATILITY COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION.

Since 1994, the exchange rate for the Chinese Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

SINCE MOST OF OUR ASSETS ARE LOCATED IN PRC, ANY DIVIDENDS OF PROCEEDS FROM LIQUIDATION WILL BE SUBJECT TO THE APPROVAL OF THE RELEVANT CHINESE GOVERNMENT AGENCIES.

Our operating assets are located inside PRC. Under the laws governing FIEs in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

DUE TO VARIOUS RESTRICTIONS UNDER PRC LAWS ON THE DISTRIBUTION OF DIVIDENDS BY OUR PRC OPERATING COMPANIES, WE MAY NOT BE ABLE TO PAY DIVIDENDS TO OUR STOCKHOLDERS.

The Wholly-Foreign Owned Enterprise Law (1986), as amended, and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended, and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly-foreign owned enterprises. Under these regulations, wholly-foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of Renminbi into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries or affiliates in China incur debt on their own in the future, the instruments governing the debt may, in all probability, restrict the ability of such subsidiaries to pay dividends or make other payments.

IT MAY BE DIFFICULT TO EFFECT SERVICE OF PROCESS AND ENFORCEMENT OF LEGAL JUDGMENTS UPON OUR COMPANY AND OUR OFFICERS AND DIRECTORS BECAUSE THEY RESIDE OUTSIDE THE UNITED STATES.

As our operations are based in the PRC and our directors and officers reside in the PRC, service of process on the Company and such directors and officers may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

UNDER THE ENTERPRISE INCOME TAX LAW, WE MAY BE CLASSIFIED AS A “RESIDENT ENTERPRISE” OF CHINA. SUCH CLASSIFICATION WILL LIKELY RESULT IN UNFAVORABLE TAX CONSEQUENCES TO US AND OUR NON-PRC STOCKHOLDERS.

China passed a new Enterprise Income Tax Law (the “EIT Law”), and its implementing rules, both of which became effective on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies (the “Notice”), further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

Iwamatsu Reien, who is anticipated to beneficially own, through her interests in the BVI Companies, approximately 80.9% of our common stock upon consummation of the Combination (assuming that all of the Units are sold in this Offering), has granted to Jianfeng Guo, Longlin Hu and Xiangju Mu, each a PRC resident, an option to acquire her interests in Prolific Lion Limited, Valiant Power Limited and Solid Wise Limited, respectively.  We may be deemed to be a resident enterprise by Chinese tax authorities if any of Messrs. Jianfeng Guo, Longlin Hu or Ms. Xiangju Mu choose to exercise his right under the option agreement to acquire Ms. Reien’s interest in the applicable BVI Company in the future and gains control over Kirin China.  If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%.  Currently, we do not expect to have any non-China source income.  Second, although under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. We will actively monitor the possibility of “resident enterprise” treatment for the 2010 tax year and will evaluate appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

PRC REGULATIONS REGARDING OFFSHORE FINANCING ACTIVITIES BY PRC RESIDENTS HAVE UNDERTAKEN CONTINUOUS CHANGES WHICH MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE AND CREATE REGULATORY UNCERTAINTIES THAT COULD ADVERSELY AFFECT OUR BUSINESS.

On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the China Securities Regulatory Commission (“CSRC”), SAFE as well as other government agencies, released a Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (“M&A Regulation”), which took effect September 8, 2006 and was amended in 2009. These new rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These new rules signify greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions.  According to the new M&A Regulation, a related-party acquisition in which an offshore company owned or controlled by a PRC resident acquires a domestic company controlled by the same PRC resident shall be subject to the approval of MOFCOM.

Among other things, the M&A Regulation also included new provisions to require that the overseas listing of an offshore company which is directly or indirectly controlled by a PRC resident for the purpose of overseas listing of such PRC resident’s interests in a domestic company, known as a “special purpose company,” must obtain the approval of CSRC prior to the listing.

Our current VIE structure avoids the acquisition transaction which is directly the target under scrutiny of the M&A Regulation, including the requirement of CSRC approval.  Thus, we believe that, in its current practice, the M&A Regulation does not apply to our situation.

However, the application of this M&A Regulation remains uncertain since neither MOFCOM nor CSRC has approved any Chinese company’s foreign listing. There is no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the MOFCOM or CSRC approval requirements. If the MOFCOM, CSRC or other PRC regulatory body subsequently determines that the new M&A Regulation applies to our situation and CSRC’s approval was required for this offering, we may face sanctions by the MOFCOM, CSRC or other PRC regulatory agencies. In such event, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this offering into the PRC, or take other administrative actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our securities.

Currently, there have been no findings by the PRC authorities that we or our shareholders have violated applicable laws or regulations with respect to the Contractual Arrangements, our organizational structure and other related agreements.  However, the exercise of the option by Messrs. Guo, Hu or Mu under their respective Call Option Agreements may subject them to the registration requirement by SAFE, and there can be no assurance that such registration will be granted.

PRC SAFE REGULATIONS REGARDING OFFSHORE FINANCING ACTIVITIES BY PRC RESIDENTS HAVE UNDERTAKEN CONTINUOUS CHANGES WHICH MAY INCREASE THE ADMINISTRATIVE BURDEN WE FACE AND CREATE REGULATORY UNCERTAINTIES THAT COULD ADVERSELY AFFECT OUR BUSINESS.

On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies (“Notice 75”) which became effective as of November 1, 2005. According to Notice 75, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing such offshore company with assets or equity interests in an onshore enterprise located in the PRC, or an offshore special purpose company.

The current shareholders of Kirin China are not PRC residents. However, our prospective beneficial owners and/or shareholders may fall within the ambit of the Notice 75 and be required to register with the local SAFE branch as required under Notice 75. If so required, and if such shareholders and/or beneficial owners fail to timely register their SAFE registrations pursuant to Notice 75, or if future shareholders and/or beneficial owners of our company who are PRC residents fail to comply with the registration procedures set forth in Notice 75, this may subject such shareholders, beneficial owners and/or our PRC subsidiaries or affiliates to fines and legal sanctions and may also limit our ability to contribute additional capital (including using the proceeds from this offering) into our PRC subsidiaries and affiliates, limit the ability of our PRC subsidiaries and affiliates to distribute dividends, or otherwise adversely affect our business.

THE CHINESE GOVERNMENT EXERTS SUBSTANTIAL INFLUENCE OVER THE MANNER IN WHICH WE MUST CONDUCT OUR BUSINESS ACTIVITIES.

We are dependent on our relationship with the local government in the provinces in which we operate our business. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that Kirin China’s operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

IF OUR LAND USE RIGHTS ARE REVOKED, WE WOULD HAVE NO OPERATIONAL CAPABILITIES.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Relating to our Corporate Structure

THE PRC GOVERNMENT MAY DETERMINE THAT THE CONTRACTUAL ARRANGEMENT IS NOT IN COMPLIANCE WITH APPLICABLE PRC LAWS, RULES AND REGULATIONS.

In the PRC it is widely understood that foreign invested enterprises are forbidden or restricted to engage in certain businesses or industries which are sensitive to the economy.  While we intend to centralize our management and operation in the PRC without being restricted to conduct certain business activities which are important for our current or future business but are restricted or might be restricted in the future, we believe our Contractual Arrangements will be essential for our business operation.  In order for Kirin Management to manage and operate our business through the Operating Companies in the PRC, the Contractual Arrangements were entered into under which almost all of the business activities of the Operating Companies are managed and operated by Kirin Management and almost all economic benefits and risks arising from the business of the Operating Companies are transferred to Kirin Management.

There are risks involved with the operation of the Operating Companies under the Contractual Arrangements.  If the Contractual Arrangements are considered to be in breach of any existing or future PRC laws or regulations, the relevant regulatory authorities would have broad discretion in dealing with such breach, including:

●	discontinuing or restricting the operations of Kirin Management or the Operating Companies;
●	imposing conditions or requirements in respect of the Contractual Arrangement with which Kirin Management may not be able to comply;
●	requiring us to restructure the relevant ownership structure or operations; and
●	taking other regulatory or enforcement actions that could adversely affect our business.

Any of these actions could have a material adverse impact on our business, financial condition and results of operations.

THE CONTRACTUAL AGREEMENTS THROUGH WHICH WE HAVE ESTABLISHED CONTROL OF HEBEI ZHONGDING AND XINGTAI ZHONGDING MAY NOT BE AS EFFECTIVE IN PROVIDING OPERATIONAL CONTROL OVER THOSE ENTITIES AS DIRECT OWNERSHIP. BECAUSE WE RELY ON HEBEI ZHONGDING AND XINGTAI ZHONGDING FOR OUR REVENUE, ANY TERMINATION OF, OR DISRUPTION TO, THESE CONTRACTUAL ARRANGEMENTS COULD DETRIMENTALLY AFFECT OUR BUSINESS.

All of our business operations are carried out by Hebei Zhongding and Xingtai Zhongding. We do not own any equity interests in Hebei Zhongding and Xingtai Zhongding, but control and receive the economic benefits of their respective business operations through various Contractual Arrangements. The Contractual Arrangements are between Hebei Zhongding and Xingtai Zhongding, their respective owners, and Kirin Management, our wholly-owned subsidiary in the PRC. The Contractual Arrangements are comprised of a series of agreements, including: an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement and an Exclusive Option Agreement. Through these Contractual Arrangements, we have the ability to substantially influence the daily operations and financial affairs of Hebei Zhongding and Xingtai Zhongding, as we are able to appoint its senior executives and approve all matters requiring shareholder approval. Accordingly, we will consolidate Hebei Zhongding’s and Xingtai Zhongding’s operating results, assets and liabilities in our financial statements.

However, these contractual agreements may be terminated under certain circumstances. In addition, these agreements are governed by the PRC laws and regulations. PRC laws and regulations concerning the validity of the Contractual Arrangements are uncertain, as many of these laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement by the PRC government may involve substantial uncertainty. Further, these Contractual Arrangements are governed by PRC laws and provide for the resolution of disputes through arbitration proceedings pursuant to PRC laws. If Hebei Zhongding or Xingtai Zhongding or their respective stockholders fail to perform their obligations under the Contractual Arrangements, we may have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, and there is a risk that we may be unable to obtain these remedies. Therefore our Contractual Arrangements may not be as effective in providing control over Hebei Zhongding and Xingtai Zhongding as direct ownership. Because we rely on Hebei Zhongding and Xingtai Zhongding for our revenue, any termination of or disruption to these Contractual Arrangements could detrimentally affect our business.

Risks Relating to Our Securities

IN ORDER TO RAISE SUFFICIENT FUNDS TO EXPAND OUR OPERATIONS, WE MAY HAVE TO ISSUE ADDITIONAL SECURITIES AT PRICES WHICH MAY RESULT IN SUBSTANTIAL DILUTION TO OUR SHAREHOLDERS.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of ordinary shares outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our ordinary shares. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

WE ARE NOT LIKELY TO PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of Chinese Renminbi into U.S. dollars or other hard currency and other regulatory restrictions.

OUR SHARES OF COMMON STOCK ARE VERY THINLY TRADED, AND THE PRICE MAY NOT REFLECT OUR VALUE AND THERE CAN BE NO ASSURANCE THAT THERE WILL BE AN ACTIVE MARKET FOR OUR SHARES OF COMMON STOCK EITHER NOW OR IN THE FUTURE.

Although our common stock is quoted on the OTC BB, our shares of common stock are very thinly traded, and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  As a result holders of our securities may not find purchasers our securities should they to sell securities held by them.  Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We expect to apply for listing of our common stock on a senior exchange, however, there can be no guarantee that such listing shall be achieved at any time.

WE MAY BE SUBJECT TO THE PENNY STOCK RULES WHICH WILL MAKE SHARES OF OUR COMMON STOCK MORE DIFFICULT TO SELL.

We may be subject now and in the future to the Commission’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the Commission which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2009 and 2008, and for the nine months ended September 30, 2010 and 2009, should be read in conjunction with our financial statements, and the notes to those financial statements that are included elsewhere in this Report. References in this section to “we,” “us,” “our” or “Kirin China” are to the consolidated business of Kirin China.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Recent Developments

Reverse Acquisition of Kirin China

On March 1, 2011, we completed a reverse acquisition transaction through a share exchange with the shareholders of Kirin China whereby we acquired all of the issued and outstanding shares of Kirin China in exchange for 18,547,297 shares of our common stock, which represented approximately 98.4% of our total shares outstanding immediately following the closing of the transaction.  As a result of the reverse acquisition, Kirin China became our wholly owned subsidiary and the former shareholders of Kirin China became our controlling stockholders. The share exchange transaction with Kirin China was treated as a reverse acquisition, with Kirin China as the acquirer and the Company as the acquired party.

Kirin China was formed under the laws of the British Virgin Islands on July 6, 2010.  Kirin China owns all of the share capital of Kirin Development.  Kirin Development owns all of the share capital of Kirin Management, a wholly foreign owned enterprise located in Shijiazhuang City, Hebei Province.  As discussed elsewhere in this Report, Kirin Management has entered into a series of Contractual Arrangements with the Operating Companies and their respective shareholders.  Kirin China does not own any equity interests in the Operating Companies, but controls and receives the economic benefits of their business operations through the Contractual Arrangements.  In addition, the Operating Companies are deemed Kirin China’s variable interest entities and, accordingly, Kirin China is able to consolidate the Operating Companies’ results, assets and liabilities into its financial statements.

Kirin China is a private real estate development company with business and operations conducted in the PRC. Kirin China focuses its operations on real estate development in “tier-three” cities in the PRC.  Tier-three cities are provincial capital cities with ordinary economic development and prefecture cities with relatively strong economic development.  Currently, Kirin China’s real estate development projects are mainly concentrated in Hebei Province, primarily in the city of Xingtai, and nearby regions.  Hebei Province is located in the North Region of the PRC.  Kirin China intends to also focus on the Bohai Sea Surrounding Area, which comprises Beijing, Tianjin, Hebei Province, Liaoning Province and Shandong Province.

Financing Transaction

On March 1, 2011 and immediately following the reverse acquisition of Kirin China, we completed the Offering of Units, each consisting of four (4) shares of common stock, a Series A Warrant and a Series B Warrant.  An aggregate of 69,000 Units were sold in the Offering for gross proceeds to the Company of $1,380,000.  As a result of the Offering, the Company issued an aggregate of 276,000 shares of its common stock (the “Shares”) and warrants to acquire an aggregate of 138,000 shares of our common stock to the Purchasers.

Pursuant to the Subscription Agreements, the Purchasers were also granted the following rights:

●
Each Purchaser shall have the right to invest in up to 25% of the shares of the Company’s common stock offered for sale in a public offering, on a pro rata basis with other Purchasers, in connection with the listing of the Company’s common stock on a senior exchange;

●
Except for certain qualified issuances, in the event of a Dilutive Issuance at any time during the Dilution Period the Company is required to issue additional shares of common stock to the Purchasers, on a pro rata basis, so that the average per share purchase price of the shares purchased and owned by the Purchaser on the date of the Lower Price Issuance plus such additional shares issued to the Purchaser pursuant to this requirement is equal to such other Lower Price Issuance.

●
In the event that Net Income for the fiscal year ended December 31, 2010 is less than $20 million or (ii) Net Income for the fiscal year ended December 31, 2011 is less than $35 million, then the Company shall issue to the Purchasers, on a pro rata basis, additional shares of the Company’s common stock to account for such shortfall with respect to the applicable target Net Income.

The Series A Warrants are exercisable for an aggregate of 69,000 shares of our common stock and the Series B Warrants are exercisable for an aggregate of 69,000 shares of our common stock.  The Investor Warrants are exercisable for a period of three years from the original issue date.  The exercise price with respect to the Series A Warrants and the Series B Warrants is $6.25 and $7.50, respectively.  The exercise price for both warrants is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances.

In connection with the Offering, we agreed to file the Registration Statement with the Commission to register the Shares and the shares of common stock underlying the Investor Warrants on or before the Required Filing Date and use our best efforts to have it declared on or before the Required Effectiveness Date.  In the event of a full review of the Registration Statement by the Commission, the Required Effectiveness Date will be extended by 30 days.

If the Registration Statement is not filed by the Required Filing Date or is not declared effective by the Required Effectiveness Date, the Company is required to pay cash liquidated damages to each Purchaser in the amount equal to 0.5% of such Purchaser’s subscription amount subscribed for by such Purchaser for each 30-day period for which the Company is not compliance, subject to a cap of six percent (6%) of such Purchaser’s subscription amount.

Results of Operations

Nine Months Ended September 30, 2010 Compared with the Nine Months Ended September 30, 2009

Revenues

Our net revenue for the nine months ended September 30, 2010 was $25,795,545, an increase of 369.5% or $20,300,866, from $5,494,679 for the nine months ended September 30, 2009. This increase was mainly due to sales attributable to Kirin County Project starting from the second half year of 2009.

	Nine Months Ended September 30,
	2010	2009
Revenue from real estate sales, net of sales-related business tax, urban construction tax and education surcharge of $280,620 and $212,031 for the nine months ended September 30, 2010 and 2009, respectively	$25,795,545	$5,494,679

Cost of Real Estate Sales

Our cost of real estate sales for the nine months ended September 30, 2010 was $16,627,832, an increase of $13,035,674, or approximately 362.9%, compared to $3,592,158 for the nine months ended September 30, 2009. The increase was mainly due to an increase in sales attributable to Kirin County Project.

	Nine Months Ended September 30,
	2010	2009
Cost of real estate sales	$16,627,832	$3,592,158

Gross Profit

Gross profit for the nine months ended September 30, 2010 was $9,167,713, an increase of $7,265,192, or approximately 381.9%, compared to $1,902,521 for the nine months ended September 30, 2009. The increase was due to an increase in total sales and an increase of gross margin from 34.62% for the nine months ended September 30, 2009 to 35.54% for the nine months ended September 30, 2010.

Operating Expenses

Operating expenses for the nine months ended September 30, 2010 were $1,791,886, an increase of $1,019,540, or 132.0%, from $772,346 for the nine months ended September 30, 2009.  Selling expenses for the nine months ended September 30, 2010 were $903,765, an increase of $620,538 or 219.1% from $283,227 for the nine months ended September 30, 2009. The increases in operating expenses and selling expenses were due to the increase in sales.  General and administrative expenses for the nine months ended September 30, 2010 were $888,121, an increase of $399,002, or 81.6%, from $489,119 for the nine months ended September 30, 2009. The increase was mainly due to the increase in sales.

Income from Operations

Our income from operations for the nine months ended September 30, 2010 was $7,375,827, an increase of $6,245,652, or 552.6%, from $1,130,175 for the same period in 2009. The increase was due to increased sales which were partially offset by increases in costs of real estate sales and operating expenses.

Other Income (Expense)

Total other income for the nine months ended September 30, 2010 was $5,574,789, an increase of $5,842,964, from an expense of $268,175 for the same period in 2009.  Government grant for the nine months ended September 30, 2010 was $6,346,595, an increase of $6,346,595  from $0 for the nine months ended September 30, 2009.  The increase was due to the realization of $6,346,595 as grant income from the PRC government for improvement of neighborhood and control of property price volatility for the nine months ended September 30, 2010.  Interest expense was $771,806 for the nine months ended September 30, 2010, an increase of $503,631, or 187.8%, from $268,175 for the nine months ended September 30, 2009.  The increase was mainly due to the increase of bank loan.

Year Ended December 31, 2009 Compared with the Year Ended December 31, 2008

Revenues

Our net revenue for the year ended December 31, 2009 was $22,968,587, an increase of 93.1% or $11,076,525, from $11,892,062 for the year ended December 31, 2008. This increase was mainly due to commencement of sales attributable to Kirin County Project in 2009 in addition to Wancheng New World Commercial Center Project. The Companies have received $14,601,339 and $5,141,445 deposits from customers as of December 31, 2009 and 2008 respectively.

	For the Years ended December 31,
	2009	2008
Revenue from real estate sales, net of sales-related business tax, urban construction tax and education surcharge of $1,254,331 and $529,957 in 2009 and 2008, respectively	$22,968,587	$11,892,062

Cost of Real Estate Sales

Our cost of real estate sales for the year ended December 31, 2009 was $17,349,913, an increase of $8,753,937, or approximately 101.8%, compared to $8,595,976 for the year ended December 31, 2008. The increase was mainly due to the increase in sales.

	For the Years ended December 31,
	2009	2008
Cost of real estate sales	$17,349,913	$8,595,976

Gross Profit

Gross Profit for the year ended December 31, 2009 was $5,618,674, an increase of $2,322,588, or approximately 70.5%, compared to $3,296,086 for the year ended December 31, 2008.  The increase was due to the increased total sales combined with a decrease in gross margin from 27.72% for the year ended December 31, 2008 to 24.46% the year ended December 31, 2009.

Operating Expenses

Operating expenses for the year ended December 31, 2009 were $1,511,286, an increase of $788,559, or 109.1%, from $722,727 for the year ended December 31, 2008.  Selling expenses for the year ended December 31, 2009 were $713,480, an increase of $361,046 or 102.4% from $352,434 for the year ended December 31, 2008.  The increase was due to an increase in sales. General and administrative expenses were $797,806 for the year ended December 31, 2009, an increase of $427,513, or 115.5% from $370,293 for the year ended December 31, 2008. The increase was mainly due to the increase in sales.

Income from Operations

Our income from operations for the year ended December 31, 2009 was $4,107,388, an increase of $1,534,029, or 59.6%, from $2,573,359 for the same period in 2008. The increase was due to increased sales which were partially offset by increases in costs of real estate sales and operating expenses.

Other Income (Expense)

Total other income for the year ended December 31, 2009 was $7,085,060, an increase of $7,393,574, from an expense of $308,514 for the same period in 2008.  A Government grant was $7,484,417 for the year ended December 31, 2009, an increase of $7,484,417 from $0 for the year ended December 31, 2008. The increase was due to the realization of $7,484,417 as grant income from the PRC government for improvement of the neighborhood and control of property price volatility for the year ended December 31, 2009.  Interest expense was $399,357 for the year ended December 31, 2009, an increase of $90,843, or 29.4%, from $308,514 for the year ended December 31, 2008.  The increase was mainly due to the increase of a bank loan.

Liquidity and Capital Resources

As of September 30, 2010, we had cash and cash equivalents of $18,389,548. We have historically funded our working capital needs from operations, advance payments from customers, bank borrowings, and capital from shareholders. Our working capital requirements are influenced by the level of our operations, and the timing of accounts receivable collections.

We had no material commitments for capital expenditures as of September 30, 2010.

The following table sets forth a summary of our cash flows for the periods indicated:

	Nine Months Ended September 30,		Years Ended December 31,
	2010	2009	2009	2008
Net cash provided by (used in) operating activities	$(5,836,220)	$12,840,612	$18,439,780	$(798,749)
Net cash provided by (used in) investing activities	(85,987)	(55,606)	(80,426)	(3,955)
Cash flows provided by (used in) financing activities	17,188,694	(9,125,965)	(11,777,539)	(53,645)
Effect of exchange rate changes on cash and cash equivalent	$315,966	$809	$5,950	$24,018
Net increase (decrease) in cash and cash equivalents	11,582,453	3,659,850	6,587,765	(832,331)
Cash and cash equivalents - beginning of period	6,807,095	219,330	219,330	1,051,661
Cash and cash equivalents - end of period	$18,389,548	$3,879,180	$6,807,095	$219,330

Operating Activities

Net cash used in operating activities was $5,836,220 for the nine months ended September 30, 2010, compared to net cash provided in operating activities of $12,840,612 for the nine months ended September 30, 2009, an decrease of $18,676,832. The decrease in net cash provided in operating activities was primarily due to ($2,212,299) of other receivables for the nine months ended September 30, 2010 compared to other receivables of ($1,116,690) for the nine months ended September 30, 2009, ($6,346,597) of receivable from an equity owner for the nine months ended September 30, 2010 compared to receivable from an equity owner of $0 for the nine months ended September 30, 2009, ($9,582,036) of properties and land lots under development for the nine months ended September 30, 2010 compared to $4,067,042 of properties and land lots under development for the nine months ended September 30, 2009, and customer deposits of ($5,610,428) for the nine months ended September 30, 2010 compared to customer deposits of $5,580,765 for the nine months ended September 30, 2009.

Net cash provided by operating activities was $18,439,780 for the year ended December 31, 2009, compared to net cash used in operating activities of $798,749 for the year ended December 31, 2008, an increase of $19,238,529 or 2,408.6%. The increase in net cash provided by operating activities was primarily due to $8,152,231 of net income for the year ended December 31, 2009 compared to net income of $1,468,945 for the year ended December 31, 2008, $9,442,028 of customer deposits for the year ended December 31, 2009 compared to $5,080,922 for the year ended December 31, 2008, and $1,499,874 of accounts payable and accrued liabilities for the year ended December 31, 2009 compared to $160,026 for the year ended December 31, 2008.

Investing Activities

Net cash used in investing activities was $85,987 for the nine months ended September 30, 2010, compared to $55,606 for the nine months ended September 30, 2009 due to an increase in the amount of purchases of equipment during the nine months ended September 30, 2010.

Net cash used in investing activities was $80,426 for the year ended December 31, 2009, compared to $3,955 for the year ended December 31, 2008 due to purchases of equipment during the year ended December 31, 2009.

Financing Activities

Net cash provided by financing activities was $17,188,694 for the nine months ended September 30, 2010, compared to net cash used in financing activities of $9,125,965 for the nine months ended September 30, 2009, mainly due to a bank loan of $17,188,694 during the nine months ended September 30, 2010.

Net cash used in financing activities was $11,777,539 for the year ended December 31, 2009, compared to $53,645 for the year ended December 31, 2008, mainly due to the distribution to an equity owner of the companies of $6,783,630 for the year ended December 31, 2009 and payments of a bank loan of $2,781,071 for the year ended December 31, 2009.

Xingtai Zhongding has entered into a term loan for RMB117 million (approximately $17,459,820) from Xingtai Yejin Branch, Industrial and Commercial Bank of China with a term of 36 months, commencing from the date of each withdrawal for the use of development and construction of Kirin County Project.   The interest rate of such loan is 110% of the benchmark interest rate as of the withdrawal date, adjustable every 12 months. The loan is secured by real property held by Xingtai Zhongding.  Xingtai Zhongding has withdrawn the loan on following terms:

Term	Initial Interest rate	Withdrawn amount (RMB)
April 1, 2010 to September 8, 2012	5.94% annual	17,000,000 (approximately $2,536,898)

April 30, 2010 to March 8, 2013	5.94% annual	22,000,000 (approximately $3,283,043)

June 1, 2010 to March 8, 2013	5.94% annual	28,000,000 (approximately $4,178,418)

June 1, 2010 to December 8, 2012	5.94% annual	50,000,000 (approximately $7,461,461)

Xingtai Zhongding has covenanted to the lender that (1) the use of the loan is limited to the development and construction of the Kirin County Project only, otherwise Xingtai Zhongding would be required to pay a penalty to the lender in an amount equal to 50% of the interest due on that portion of the loan that was not used for development and construction of the Kirin County Project; (2) before the loan and interest is fully repaid, Xingtai Zhongding may not distribute dividends or other amounts to its shareholders; (3) Xingtai Zhongding must notify and obtain the lender’s consent for any decrease in registered capital, transfer of material assets or shares of Xingtai Zhongding, and certain other activities which may adversely affect Xingtai Zhongding’s ability to repay the loan; (4) Xingtai Zhonging must notify the lender of any change of its registered address, legal representative, articles of association, business scope, registered capital or in the event of any related party transaction involving Xingtai Zhongding or any material legal proceeding in which Xingtai Zhongding or its shareholders, directors or senior management is involved.  In the event that Xingtai Zhongding fails to maintain the covenants set forth in items (2) through (4) of the preceding sentence, the lender may declare the loan due and payable immediately and request Xingtai Zhongding to repay the loan and  pay any interest, fees or penalties due thereunder and reimburse the lender for its  losses resulting therefrom.

Hebei Zhongding has entered into a term loan for RMB10 million ($1,492,292) with Xingtai Chengjiao Rural Credit Cooperative Union Association.  The term of the loan commenced on June 29, 2009 and will terminate on June 25, 2011.  The interest rate is 8.55‰ monthly (equal to 10.26% annually). Hebei Zhongding has covenanted to the lender that (1) the use of the loan is limited to project development only, otherwise Hebei Zhongding would be required to pay a penalty to the lender in an amount equal to 100% of the interest due on that part of the loan that was not used for project development; (2) Hebei Zhongding is required to notify the lender of any change of its registered address, legal representative, articles of association, business scope, registered capital.  In the event that Hebei Zhongding fails to  maintain the covenants set forth in items (2) of the preceding sentence or in the event of any registered capital decrease, transfer of material assets, change of controlling shareholder or beneficial owner of Hebei Zhongding or certain other activities which may adversely affect Hebei Zhongding’s ability to repay the loan, the lender may declare the loan due and payable immediately and request Hebei Zhongding to repay the loan and pay any interest, fees or penalties due thereunder and reimburse the lender for its  losses resulting therefrom.  The loan is secured by real property held by Hebei Zhongding.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, sales or expenses, results of operations, liquidity or capital expenditures, or capital resources that are material to an investment in our securities.

Critical Accounting Policies, Estimates and Assumptions

This discussion and analysis of Kirin China’s financial condition and results of operations are based upon the combined consolidated financial statements of Hebei Zhongding and Xingtai Zhongding. These financial statements are prepared in accordance with U.S. GAAP, which requires Hebei Zhongding and Xingtai Zhongding to make estimates and assumptions that affect the reported amounts of their respective assets, liabilities, revenues and expenditures, to disclose contingent assets and liabilities on the date of the financial statements, and to disclose the reported amounts of revenues and expenses incurred during the financial reporting period. The most significant estimates and assumptions include percentage-of-completion of properties under construction and related revenue and costs recognized, allowance for doubtful accounts, and the assessment of impairment of long-lived assets.  Kirin China continues to evaluate these estimates and assumptions that it believes to be reasonable under the circumstances.  Kirin China relies on these evaluations as the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates. Some of Kirin China’s accounting policies require higher degrees of judgment than others in their application. Kirin China believes critical accounting policies as disclosed in this Report reflect the more significant judgments and estimates used in preparation of its financial statements. Kirin China believes there have been no material changes to its critical accounting policies and estimates.

The following critical accounting policies rely upon assumptions and estimates and were used in the preparation of the combined consolidated financial statements of Hebei Zhongding and Xingtai Zhongding:

Combined Financial Statements of Companies under Common Control

According to ASC810-10, the financial statements of Hebei Zhongding and Xingtai Zhongding are combined because they are under common control of Jianfeng Guo. The combined balance sheets as of December 31, 2009 and 2008, and the related combined statements of income and comprehensive income, changes in shareholders’ equity and cash flows for the years then ended include those of the Operating Companies and presented as a single economic entity. All significant intercompany transactions and balances are eliminated.

Use of Estimates

The preparation of the combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the combined financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Significant items subject to such estimates and assumptions include percentage-of-completion of properties under construction and related revenue and costs recognized, allowance for doubtful accounts, and the assessment of impairment of long-lived assets. The current economic environment has increased the degree of uncertainty inherent in those estimates and assumptions.

Fair Value of Financial Instruments

The Operating Companies apply the provisions of ASC Subtopic 820-10, Fair Value Measurements, for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements.  ASC Subtopic 820-10 also establishes a framework for measuring fair value and expands disclosures about fair value measurements.

ASC Subtopic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  When determining the fair value measurements for assets and liabilities required or permitted to be recorded at fair value, the Operating Companies consider the principal or most advantageous market in which it would transact and it considers assumptions that market participants would use when pricing the asset or liability.

ASC Subtopic 820-10 establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Subtopic 820-10 establishes three levels of inputs that may be used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Operating Companies have the ability to access at the measurement date.
●	Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
●	Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

The Operating Companies did not have any nonfinancial assets and liabilities that are measured at fair value on a recurring basis as of December 31, 2009 and 2008.

Reporting Currency and Foreign Currency Translation

The functional currency of the Operating Companies and subsidiaries is the RMB and the Operating Companies’ reporting currency is the United States Dollar (US$). The assets and liabilities of the Operating Companies are translated at the exchange rate on the balance sheet dates, shareholders’ equity is translated at the historical rates and the revenues and expenses are translated at the weighted average exchange rates for the years. The resulting translation adjustments are reported under accumulated other comprehensive income in the combined statements of statements of income and comprehensive income in accordance with ASC 220, Comprehensive Income.

Since July 2005, the RMB is no longer pegged to the US$. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the US$ in the medium to long term. Moreover, it is possible that in the future, PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market. PRC exchange control regulations may also restrict the Operating Companies’ ability to convert RMB into foreign currencies.

Revenue Recognition

Real estate sales are reported in accordance with the provisions of ASC 360-20, Property, Plant and Equipment, Real Estate Sales, Sales Other Than Retail Land Sales. Revenue from the sales of development properties where the construction period is twelve months or less is recognized by the full accrual method when the sale is consummated. A sale is not considered consummated until (1) the parties are bound by the terms of a contract or agreement, (2) all consideration has been exchanged, (3) any permanent financing of which the seller is responsible has been arranged, (4) all conditions precedent to closing have been performed, (5) the seller does not have substantial continuing involvement with the property, and (6) the usual risks and rewards of ownership have been transferred to the buyer. Revenue recognized to date in excess of amounts received from customers is classified as current assets under contracts receivable. Sales transactions not meeting all the conditions of the full accrual method are accounted for using the deposit method of accounting. Under the deposit method, all costs are capitalized as incurred, and payments received from the buyer are recorded as a deposit liability.

The Operating Companies adopted the percentage-of-completion method of accounting for revenue recognition for all building construction projects in progress in which the construction period was expected to be more than twelve months at that date.

Revenue and profit from the sale of development properties where the construction period is more than twelve months is recognized by the percentage-of-completion method on the sale of individual units when the following conditions are met: (1) construction is beyond a preliminary stage; (2) the buyer is committed to the extent of being unable to require a refund except for non-delivery of the unit; (3) sufficient units have already been sold to assure that the entire property will not revert to rental property; (4) sales prices are collectible and (5) aggregate sales proceeds and costs can be reasonably estimated. If any of these criteria are not met, proceeds are accounted for as deposits until the criteria are met and/or the sale consummated.

Under the percentage of completion method, revenues from units sold and related costs are recognized over the course of the construction period, based on the completion progress of a project. In relation to any project, revenue is determined by calculating the ratio of completion and applying that ratio to the contracted sales amounts. This ratio of completion is determined by an independent third party hired by the Operating Companies as the contractors employed by the Operating Companies request advance payments and do not specifically allocate these costs to the various projects. Cost of sales is recognized by multiplying the ratio by the total budgeted costs. Changes to total estimated contract costs or losses, if any, are recognized in the period in which they are determined. Revenue recognized to date in excess of amounts received from customers is classified as current assets under revenue in excess of billings. Amounts received from customers in excess of revenue recognized to date are classified as current liabilities under customer deposits.  Any losses incurred or identified on real estate transaction are recognized in the period in which the transaction occurs.

Real Estate Capitalization and Cost Allocation

Properties under construction or held for sale consist of residential and commercial units under construction and units completed.  Properties under construction or held for sale are stated at cost or estimated net realizable value, whichever is lower. Costs include costs of land use rights, direct development costs, including predevelopment costs, interest on indebtedness, construction overhead and indirect project costs. Total estimated costs of multi-unit developments are allocated to individual units based upon specific identification methods. Costs of land use rights include land premiums and deed tax and are allocated to projects on the basis of acreage and gross floor area.

Government Grant

Government grant not applicable to acquisition of long-term assets are recognized at fair value as other income when the Operating Companies have complied with the conditions attached to the grant and the grant’s collection is reasonably assured.

During the year ended December 31, 2008, Xingtai Zongding was entitled to a government grant of RMB160,000,000 (approximately $22,981,000) relating to a property development project to subsidize improvement of the neighborhood and control of property price volatility. The grant was received by an equity owner of the Operating Companies. In 2009, the Operating Companies recognized US$7,484,417 grant income in other income proportionate to the construction and sale progress of the project.

Cash and Cash Equivalent

The Operating Companies consider all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Operating Companies maintain bank accounts in the PRC. All PRC bank balances are denominated in RMB. Cash includes cash on hand and demand deposits in accounts maintained with state-owned and private financial institutions within the PRC.

Restricted Cash

PRC banks grant mortgage loans to home purchasers and will credit these amounts to the Operating Companies’ bank account once title passes to the purchasers. If the condominiums are not completed and the new homeowners have no ownership documents to secure the loan, the bank will deduct 5% of the homeowner’s loan from the Operating Companies’ bank account and transfer that amount to a designated bank account classified on the balance sheet as restricted cash. Interest earned on the restricted cash is credited to the Operating Companies’ normal bank account. The bank will release the restricted cash after home purchasers have obtained the ownership documents to secure the mortgage loan. Total restricted cash amounted to $263,266 and $320,971as of December 31, 2009 and 2008, respectively.

Allowance for Doubtful Accounts

The Operating Companies recognize an allowance for doubtful accounts to ensure contracts receivable, related party receivables and other receivables are not overstated. Bad debt reserves are maintained for all customers and debtors based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Operating Companies become aware of a customer’s or debtor’s inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer’s or debtor’s operating results or financial position. If circumstances related to customers or debtors change, estimates of the recoverability of receivables would be further adjusted. There were no allowances for doubtful accounts as of December 31, 2009 and 2008, respectively.

Inventory

Inventory is stated at the lower of cost or market, on a specific identification basis. In addition to direct land acquisition, land development and construction costs, costs include interest and direct overhead which are capitalized to inventories during the period beginning with the commencement of construction and ending with the completion of construction.

Property, Plant and Equipment, Net

Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Estimated Useful Lives
Fixtures, furniture and office equipment	5 years

Impairment of Long-lived Assets

The Operating Companies review their long-lived assets other than goodwill whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. When these events occur, the Operating Companies measure impairment by comparing the carrying value of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amount of the assets, the Operating Companies would recognize an impairment loss based on the fair value of the assets. There was no impairment loss recognized for long-lived assets for the years ended December 31, 2009 and 2008.

Income Taxes

The Operating Companies follow ASC 740, Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Operating Companies are governed by the Income Tax Laws of the PRC. Under the Income Tax Laws of the PRC, Chinese enterprises are generally subject to an income tax at an effective rate of 25% since January 1, 2008 and 33% prior to that date on taxable income.

According to the Income Tax Laws of the PRC for real estate developers, income tax of the Operating Companies is calculated by project. When all units of a project are sold, the PRC tax department will assess the tax due on the project and issue a tax due notification to the Operating Companies. The Operating Companies have to pay the tax by the due date on the notification. If the Operating Companies do not pay the tax by the due date, the tax department will charge the Operating Companies interest. The Operating Companies include any interest and penalties in general and administrative expenses.

Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and it prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 also provides guidance on derecognizing, classification, interest and penalties, accounting in interim periods, disclosures and transitions.

The Operating Companies recognize that virtually all tax positions in the PRC are not free of some degree of uncertainty due to tax law and policy changes by the PRC government. However, the Operating Companies cannot reasonably quantify political risk factors and thus must depend on guidance issued by current PRC government officials.

Land Appreciation Tax (“LAT”)

In accordance with the relevant taxation laws in the PRC, the Operating Companies are subject to LAT based on progressive rates ranging from 30% to 60% on the appreciation of land value, which is calculated as the proceeds of sales of properties less deductible expenditures, including borrowings costs and all property development expenditures. LAT is prepaid on customer deposits and is expensed when the related revenue is recognized.

Accumulated Other Comprehensive Income

Accumulated other comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. The Operating Companies’ only components of comprehensive income during the years ended December 31, 2009 and 2008 were net income and the foreign currency translation adjustment.

Advertising Expenses

Advertising costs are expensed as incurred, or the first time the advertising takes place, in accordance with ASC 720-35, Advertising Costs. For the years ended December 31, 2009 and 2008, the Operating Companies recorded an advertising expense of $343,260 and $42,538, respectively.

Property Warranty

The Operating Companies and their subsidiaries provide customers with warranties which cover major defects of building structure and certain fittings and facilities of properties sold as stipulated in the relevant sales contracts. The warranty period varies from two to five years, depending on different property components the warranty covers.

The Operating Companies constantly estimates potential costs for materials and labor with regard to warranty-type claims expected to be incurred subsequent to the delivery of a property.  Reserves are determined based on historical data and trends with respect to similar property types and geographical areas. The Operating Companies monitor the warranty reserve and make adjustments to its pre-existing warranties, if any, in order to reflect changes in trends and historical data as information becomes available. The Operating Companies may seek further recourse against its contractors or any related third parties if it can be proved that the faults are caused by them. In addition, the Operating Companies also withhold up to 5% of the contract cost from subcontractors for periods of two to five years. These amounts are included in current liabilities, and are only paid to the extent that there have been no warranty claims against the Operating Companies relating to the work performed or materials supplied by the subcontractors. For the years ended December 31, 2009 and 2008, the Operating Companies have not recognized any warranty liability or incurred any warranty costs in excess of the amount retained from subcontractors.

Impairment Losses

Completed lots are reported in the balance sheet at the lower of their carrying amount or fair value less costs to sell. Land to be developed or under development is assessed for impairment when management believes that events or changes in circumstances indicate that its carrying amount may not be recoverable. Based on this assessment, property that is considered impaired is written down to its fair value. Impairment losses are recognized through a charge to expense. No impairment of completed lots or land was recognized for the years ended December 31, 2009 and 2008.

Recently Issued Accounting Pronouncements

ASU No. 2009-13, Revenue Recognition (Topic 605) – Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force

This ASU addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services (deliverables) separately rather than as a combined unit. The ASU is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010.

ASU No. 2009-15, Accounting for Own-Share Lending Arrangements in Contemplation of Convertible Debt Issuance or Other Financing

This ASU concludes that at the date of issuance, a share-lending arrangement entered into on an entity’s own shares in contemplation of a convertible debt offering or other financing is required to be measured at fair value and recognized as issuance cost in the financial statements of the entity. The ASU is effective for fiscal years beginning on or after December 15, 2009, and interim periods within those fiscal years for arrangements outstanding as of the beginning of those fiscal years. The ASU is effective for interim or annual periods beginning on or after June 15, 2009, for share-lending arrangements entered into in those periods.

ASU No. 2009-16, Transfers and Servicing (Topic 860): Accounting for Transfers of Financial Assets

Among other provisions, this ASU eliminates the concept of a “qualifying special-purpose entity” from SFAS No. 140 and removes the exception from applying FIN No. 46(R) to qualifying special-purpose entities. This ASU is effective at the beginning of a reporting entity’s first fiscal year that begins after November 15, 2009.

ASU No. 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities

Among other provisions, this ASU amends FIN No. 46(R) to require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. This ASU is effective at the beginning of a company’s first fiscal year that begins after November 15, 2009.

ASU No. 2010-06, Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements

This ASU affects all entities that are required to make disclosures about recurring and nonrecurring fair value measurements under FASB ASC Topic 820, originally issued as FASB Statement No. 157, Fair Value Measurements. The ASU requires certain new disclosures and clarifies two existing disclosure requirements. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.

ASU No. 2010-08, Technical Corrections to Various Topics

This ASU eliminates certain inconsistencies and outdated provisions and provides needed clarifications. The changes are generally non substantive in nature and will not result in pervasive changes to current practice. However, the amendments that clarify the guidance on embedded derivatives and hedging (ASC Subtopic 815-15) may cause a change in the application of that Subtopic. The clarifications of the guidance on embedded derivatives and hedging (Subtopic 815-15) are effective for fiscal years beginning after December 15, 2009. The other amendments are effective as of the first reporting period (including interim periods) beginning after February 2, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of the date hereof with respect to the holdings of: (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each of our directors, nominees for director and named executive officers; and (3) all directors and executive officers as a group. To the best of our knowledge, each of the persons named in the table below as beneficially owning the shares set forth therein has sole voting power and sole investment power with respect to such shares, unless otherwise indicated.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: Room 1506, South Building of China Overseas Plaza, No. 8 Guanghua Dongli Road, Chaoyang District, Beijing, 100020.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock
Iwamatsu Reien	17,947,297	(1)	89.7%
Xiangju Mu	1,746,000	(2)	8.73%
Jianfeng Guo	14,455,297	(3)	72.26%
Longlin Hu	1,746,000	(4)	8.73%
Yaojun Liu	0		* %
All directors and executive officers as a group (3 persons) (5)	16,201,297		81.00%

* Less than 1%
(1) Includes 14,455,297 shares owned by Prolific Lion Limited, 1,746,000 shares owned by Valiant Power Limited and 1,746,000 shares owned by Solid Wise Limited.   Ms. Reien has granted Mr. Guo, Mr. Hu and Ms. Mu exclusive voting rights with respect to the shares of Prolific Lion, Valiant Power and Solid Wise, respectively, held by Ms. Reien.  Ms. Reien has dispositive power with respect to the shares held by such companies and therefore will be deemed to be the beneficial owner of the shares held by such companies.
(2) Iwamatsu Reien has entered into a Call Option Agreement with Ms. Mu pursuant to which Ms. Mu is entitled to purchase all of the outstanding shares of Solid Wise Limited for a period of five years.  Pursuant to said option and as of the date hereof, Ms. Mu has the right to exercise such option with respect to 40% of the outstanding shares of Solid Wise within 60 days of the date of this Report.  Accordingly, Ms. Mu may be deemed to be the beneficial owner of 40% of the shares of our common stock held by Solid Wise.  Ms. Mu can exercise his option with respect to 30% of the outstanding shares of Solid Wise upon the Operating Companies’ achievement of certain performance targets in fiscal 2010 (the “2010 Target”) and another 30% of the outstanding shares upon the Operating Companies’ achievement of certain performance measures in fiscal 2011 (the “2011 Target”).  In addition, if the Operating Companies and their respective subsidiaries achieve net income of $3 million in fiscal year 2010, Ms. Mu shall have the right to purchase all of the outstanding shares of Solid Wise Limited at consideration of $1.00 and the 2011 Target shall be deemed as having been met.  In addition, Ms. Reien has granted Ms. Mu exclusive voting rights with respect to the shares of Solid Wise held by Ms. Reien.  Accordingly, Ms. Mu may be deemed to beneficially own the shares of our common stock owned by Solid Wise.
(3) Iwamatsu Reien has entered into a Call Option Agreement with Mr. Guo pursuant to which Mr. Guo is entitled to purchase all of the outstanding shares of Prolific Lion Limited for a period of five years.  Pursuant to said option and as of the date hereof, Mr. Guo has the right to exercise such option with respect to 40% of the outstanding shares of Prolific Lion within 60 days of the date of this Report.  Accordingly, Mr. Guo may be deemed to be the beneficial owner of 40% of the shares of our common stock held by Prolific Lion.  Mr. Guo can exercise his option with respect to 30% of the outstanding shares of Prolific Lion upon the Operating Companies’ achievement of certain performance targets in fiscal 2010 (the “2010 Target”) and another 30% of the outstanding shares upon the Operating Companies’ achievement of certain performance measures in fiscal 2011 (the “2011 Target”).  In addition, if the Operating Companies and their respective subsidiaries achieve net income of $3 million in fiscal year 2010, Mr. Guo shall have the right to purchase all of the outstanding shares of Prolific Lion Limited at consideration of $1.00 and the 2011 Target shall be deemed as having been met.  In addition, Ms. Reien has granted Mr. Guo exclusive voting rights with respect to the shares of Prolific Lion held by Ms. Reien.  Accordingly, Mr. Guo may be deemed to beneficially own the shares of our common stock owned by Prolific Lion.
(4) Iwamatsu Reien has entered into a Call Option Agreement with Mr. Hu pursuant to which Mr. Hu is entitled to purchase all of the outstanding shares of Valiant Power Limited for a period of five years.  Pursuant to said option, and as of the date hereof, Mr. Hu has the right to exercise such option with respect to 40% of the outstanding shares of Valiant Power within 60 days of the date of this Report.  Accordingly, Mr. Hu may be deemed to be the beneficial owner of 40% of the shares of our common stock held by Valiant Power.  Mr. Hu can exercise his option with respect to 30% of the outstanding shares of Valiant Power upon the Operating Companies’ achievement of certain performance targets in fiscal 2010 (the “2010 Target”) and another 30% of the outstanding shares upon the Operating Companies’ achievement of certain performance measures in fiscal 2011 (the “2011 Target”).  In addition, the Operating Companies and their respective subsidiaries achieves net income of $3 million in fiscal year 2010, Mr. Hu shall have the right to purchase all of the outstanding shares of Valiant Power Limited at consideration of $1.00 and the 2011 Target shall be deemed as having been met.  In addition, Ms. Reien has granted Mr. Hu exclusive voting rights with respect to the shares of Valiant Power held by Ms. Reien.  Accordingly, Mr. Hu may be deemed to beneficially own the shares of our common stock owned by Prolific Lion.
(5) The Board of Directors, after reviewing the functions of all of our officers, both in terms of designated function and functions actually performed, has determined that only Mr. Hu is deemed to be officers or executive officers of the Company for reporting purposes under Item 403 of Regulation S-K of the Securities Act.

Arrangements Pursuant to which a Change in Control May Occur

As discussed in this Report, Iwamatsu Reien has entered into Call Option Agreements with each of Mr. Guo, Mr. Hu and Ms. Mu pursuant to which Mr. Guo is entitled to purchase up to all of the outstanding shares of Prolific Lion Limited, Longlin Hu is entitled to purchase up to 100% of the outstanding shares of Valiant Power Limited and Ms. Xiangju Mu is entitled to purchase up to 100% of the outstanding shares of Solid Wise Limited. A change in control of the Company may be deemed to have occurred if Mr. Guo, Mr. Hu and Mr. Mu, collectively, or in the case of Mr. Guo, individually, exercise, in part or in full, their respective options.

DIRECTORS AND EXECUTIVE OFFICERS

Upon the closing of our reverse acquisition of Kirin China, Lisan Rahman resigned as our sole director and from all offices that he then held, effective immediately.  Also upon the closing of our reverse acquisition of Kirin China, our board of directors increased its size from one (1) to three (3) members and appointed Jianfeng Guo, Longlin Hu and Yaojun Liu to fill the vacancies created by the resignation of Mr. Rahman and such increase.  In addition, our board of directors appointed Mr. Hu to serve as our President and Chief Executive Officer.  The following table sets forth the names, ages, and positions of our executive officers and directors as of the date of this Report.

Name	Age	Positions
Jianfeng Guo	35	Chairman of the Board of Directors
Longlin Hu	35	President and Chief Executive Officer, Director
Yaojun Liu	34	Director

Jianfeng Guo, age 35, Chairman of the Board of Directors
Mr. Guo has been the Chairman of Xingtai Zhongding and Hebei Zhongding since August 2008 and April 2006, respectively.  He also serves as the Chairman of the Board of Directors of Huaxia Kirin (Beijing) Investment Co., Ltd. since December 2004, an investment company headquartered in Beijing focusing on real estate development, land development and property service investment.  Mr. Guo served as the Chairman of Board of Directors and General Manager of Xingtai Sanchao Real Estate Development Co., Ltd., a real estate development company in Xingtai City and the previous shareholder of Hebei Zhongding, from December 1995 to April 2006.  He also worked as Director of Department II of Xingtai Real Estate Development Co., Ltd., a real estate development company in Xingtai City, from October 1994 to December 1995. Mr. Guo has more than twenty years of experience in senior management, enterprise investment, and real estate development operations.  Mr. Guo is an MBA candidate at Asia International Open University (Macau).

Longlin Hu, age 35, President and Chief Executive Officer, Director
Mr. Hu currently serves as the Director and General Manager of Huaxia Kirin (Beijing) Investment Co., Ltd. since May 2010 and previously served as an independent director and strategic consultant to Huaxia Kirin from March 2008 to May 2010. Mr. Hu was the Director and Vice General Manager of Beijing Mainstreets Investment Group Corporation, a real estate development and investment company listed on the Shenzheng Stock Exchange in the PRC, from April 2005 to September 2010. Mr. Hu was the assistant Chairman and Chief Financial Officer of Neo-China Land Group (Holdings) Limited, a real estate development company listed on the Hong Kong Exchange, from October 2003 to December 2004. Prior to joining the Neo-China Land Group, Mr. Hu was the senior project manager at the Investment Banking Headquarter of Haitong Securities Co., Ltd., one of the major investment banks in China, from May 2000 to October 2003.  He holds Bachelor and Master Degrees in Economics of Renmin University of China. Mr. Hu is also qualified as a Fellow of Life Management Institute.

Yaojun Liu, age 34, Director
Mr. Liu joined Global Law Office as a partner in March 2006. Prior to joining Global Law Office, he worked with Jingtian & Gongcheng, a renowned law firm in Beijing since December 2003. Mr. Liu was a senior project manager at the Investment Banking Headquarter of Haitong Securities Co., Ltd, one of the major investment banks in China, from May 2000 to September 2002. Mr. Liu obtained his Masters Degrees in Renmin University of China in 2001 and University of Sheffield in 2003. He is specialized in FDI, M&A, overseas listing, asset-backed-securitization and project financing, etc., and provides legal services to companies in both China and overseas.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the Commission.

 Code of Ethics

We have adopted a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

The following sets forth information with respect to the compensation awarded or paid to Longlin Hu, our newly appointed President and Chief Executive Officer, and Lisan Rahman, our former President and Chief Executive Officer, for all services rendered in all capacities to us and our subsidiaries in fiscal 2010 and 2009.  These executive officers are referred to as the “named executive officers” throughout this Report.

Summary Compensation Table

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2010 and 2009.

Name and Principal Position	Year	Salary($)	Bonus($)	All Other Compensation ($)	Total($)
Longlin Hu (1)	2010	$90,000	$-	$-	$90,000
President and Chief Executive Officer	2009	$-	$-	$-	$-

Lisan Rahman (2)	2010	$6,000	$-	$-	$6,000
Former President and Chief Executive Officer	2009	$-	$-	$-	$-

(1) On March 1, 2011, we acquired Kirin China in a reverse acquisition transaction and, in connection with that transaction, Mr. Hu was appointed as our President and Chief Executive Officer.  The amounts in this table reflect compensation awarded or paid by Kirin China to Mr. Hu in fiscal 2010.  Mr. Hu’s employment with Kirin China commenced in 2010.  As of March 1, 2011, Mr. Hu is the Company’s principal executive officer and principal financial officer.
(2) Mr. Rahman resigned as an executive officer of the Company on March 1, 2011.  Prior to his resignation, he was the Company’s principal executive officer and principal financial officer.

Option Grants

We had no outstanding equity awards as of the end of fiscal 2010.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised during fiscal 2010 by the named executive officers.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer in fiscal 2010 under any long-term incentive plan.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

On, March 1, 2010 we terminated our employment agreement with Mr. Rahman.  We have no other employment or termination agreements with any of our named executive officers.

Directors’ Compensation

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors.

On March 1, 2011, Mr. Jianfeng Guo was appointed as a member of the Board of Directors in connection with our reverse acquisition of Kirin China.  In fiscal 2009, Kirin China paid a salary of $150,000 to Mr. Guo, and in fiscal 2010, Kirin China paid a salary of $150,000 to Mr. Guo.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

Prior to the reverse acquisition of Kirin China, Lisan Rahman, our former sole officer and director provided office space to us at no cost.  On January 13, 2010 Mr. Rahman contributed $500 for general working capital.

On December 22, 2010, Kirin Management, our indirect wholly-owned subsidiary, entered into a series of Contractual Arrangements, including an Entrusted Management Agreement, a Shareholders’ Voting Proxy Agreement and an Exclusive Option Agreement, with each of Hebei Zhongding and Xingtai Zhongding and their respective shareholders.  Other than the parties thereto, the terms and conditions of the Contractual Arrangements entered into with Hebei Zhongding and the terms and conditions of the Contractual Arrangements with Xingtai Zhongding are the same.

As of December 31, 2009, the Operating Companies have a receivable of $7,488,447 from an equity owner, Xingtai Jiye Commercial Investment Company Limited, the former shareholder of Xingtai Zhongding which is controlled by Mr. Jianfeng Guo, the beneficial owner of the Operating Companies, relating to a government grant. The receivable was not secured, bore no interest, and was available for draw down on the Operating Companies’ demand and most of such government grant receivable was used by Operating Companies in terms of inter-company unsecured and no interest bearing loans.

Due the year ended December 31, 2008, an operating fund of $2,793,907 was borrowed from a related party, Huaxia Kirin (Beijing) Technology Development Company Limited, a company established and owned by Mr. Jianfeng Guo and his spouse, and the amount was payable as of December 31, 2008.  Huaxia Kirin (Beijing) Technology Development Company Limited lent money as working capital to the Operating Companies for project development. There is no written loan agreement between Huaxia Kirin (Beijing) Technology Development Company Limited and the Operating Companies. The payable was unsecured, bore no interest and did not have predetermined repayment dates.

Director Independence

Because our common stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination.  NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the company or any other individual having a relationship which, in the opinion of the company’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the company;
●
the director or a family member of the director accepted any compensation from the company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the company;
●
the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the company made, or from which the company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions);

●
the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or

●
the director or a family member of the director is a current partner of the company’s outside auditor, or at any time during the past three years was a partner or employee of the company’s outside auditor, and who worked on the company’s audit.

Mr. Guo is not considered independent because he received compensation from Kirin China in excess of $150,000 in fiscal 2009.  Mr. Hu is not considered independent because he is an executive officer of the Company.

We do not currently have a separately designated audit, nominating or compensation committee.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock has been approved for quotation on The OTC Bulletin Board under the symbol “CRTT.”  However, no established public market exists for our common stock.  As of March 1, 2011, 20,000,000 shares of our common stock were issued and outstanding.

The following sets forth the number of shares of common stock underlying warrants, options and other securities exercisable for or convertible into shares of our common stock as of March 1, 2011: (i) the Series A Warrants are exercisable for an aggregate of 69,000 shares of our common stock at an exercise price of $6.25 per share; (ii) the Series B Warrants are exercisable for an aggregate of 69,000 shares of our common stock at an exercise price of $7.50 per share.  Thus, as of March 1, 2011, the exercise of all of the outstanding warrants may, if exercised, result in the issuance of 138,000 shares of our common stock.

Of the 20,000,000 shares of our common stock issued and outstanding, 19,703,297of such shares are restricted shares.  None of these restricted shares are eligible for resale absent registration or an exemption from registration.  The exemption from registration provided by Rule 144 under the Securities Act is not available for these shares pursuant to Rule 144(i).

We have agreed to register all of the Shares and the shares of common stock underlying the Investor Warrants.

Holders

As of March 1, 2011, there were approximately 54 holders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our Board of Directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our Board of Directors has complete discretion on whether to pay dividends. Even if our Board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the Board of Directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

Penny Stock Regulations

The Commission has adopted regulations which generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share. Our common stock, when and if a trading market develops, may fall within the definition of penny stock and be subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 individually, or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the “penny stock” rules may restrict the ability of broker-dealers to sell our common stock and may affect the ability of investors to sell their common stock in the secondary market.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Introduction

In the discussion that follows, we have summarized selected provisions of our articles of incorporation relating to our capital stock. This summary is not complete. This discussion is subject to the relevant provisions of Nevada law and is qualified in its entirety by reference to our articles of incorporation and our bylaws. You should read our articles of incorporation and our bylaws as currently in effect for provisions that may be important to you.

Authorized Capital Stock

Our authorized share capital consists of 500,000,000 shares of common stock, par value $0.0001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share.  As of March 1, 2011, 20,000,000 shares of our common stock and no shares of our preferred stock were outstanding.

Common Stock

Each share of our common stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the common stock. No share of our common stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our common stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the common stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors after taking into account various factors, including:

●	general business conditions;
●	industry practice;
●	our financial condition and performance;
●	our future prospects;
●	our cash needs and capital investment plans;
●	our obligations to holders of any preferred stock we may issue;
●	income tax consequences; and
●	the restrictions Nevada and other applicable laws and our credit arrangements then impose.

If we liquidate or dissolve our business, the holders of our common stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our common stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

Preferred Stock

At the direction of our Board of Directors, without any action by the holders of our common stock, we may issue one or more series of preferred stock from time to time. Our Board of Directors can determine the number of shares of each series of preferred stock, the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions applicable to any of those rights, including dividend rights, voting rights, conversion or exchange rights, terms of redemption and liquidation preferences, of each series.

Undesignated preferred stock may enable our Board of Directors to render more difficult or to discourage an attempt to obtain control of our company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of our common stockholders. For example, any preferred stock issued may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. As a result, the issuance of shares of preferred stock, or the issuance of rights to purchase shares of preferred stock, may discourage an unsolicited acquisition proposal or bids for our common stock or may otherwise adversely affect the market price of our common stock or any existing preferred stock.

Warrants

Upon closing of the Offering, we issued to the Purchasers Series A Warrants to purchase an aggregate of 69,000 shares of our common stock at an exercise price of $6.25 per share and Series B Warrants to purchase an aggregate of 69,000 shares of our common stock at an exercise price of $7.50 per share.  Each Investor Warrant entitles the holder to purchase one share of our common stock and is exercisable in whole or in part.  The Investor Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending of the third anniversary of the final closing of the Offering.

The exercise price and number of shares of common stock to be received upon the exercise of the Investor Warrants are subject to adjustment upon the occurrence of certain events, such as stock splits, stock dividends or our recapitalization.  In the event of our liquidation, dissolution or winding up, the holders of Investor Warrants will not be entitled to participate in the distribution of our assets.

Holders of Investor Warrants do not have voting, pre-emptive, subscription or other rights of shareholders in respect of the Warrants, nor shall the Holders be entitled to receive dividends from the Company.

Transfer Agent and Registrar

The Transfer Agent for our common stock is Holladay Stock Transfer, LLC at 2939 N 67th Pl, Ste C, Scottsdale, AZ 85251. Its telephone number is (480) 481-3940.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

Reference is made to the disclosure set forth under Item 4.01 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

Reference is made to the disclosure set forth under Items 1.01 of this Report, which disclosure is incorporated herein by reference.

The shares of common stock issued to the former shareholders of Kirin China in connection with the Share Exchange were offered and sold to such persons in a private transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act.  Our reliance on Section 4(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

The sale of the Units and the issuance of the Shares and the Investor Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”) and/or Regulation S promulgated under the Securities Act (“Regulation S”).  We made this determination based on the representations of each Purchaser which included, in pertinent part, that each such Purchaser was (a) an “accredited investor” within the meaning of Rule 501 of Regulation D, (b) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (c) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S and upon such further representations from each Purchasers that (i) such Purchaser is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (ii) the Purchaser agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (iii) the Purchaser has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (iv) the Purchaser had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity to ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (v) the Purchaser has no need for the liquidity in its investment in us and could afford the complete loss of such investment. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In connection with the Offering, Hunter Wise Securities, LLC (“Placement Agent”) acted as our financial advisor and placement agent.  The Placement Agent received a cash fee of $82,800 equal to 6.0% of the gross proceeds received by us in connection with the Offering and a non-accountable expenses cash reimbursement of $27,600 equal to 2.0% of the gross proceeds received by us in connection with the Offering.  We also paid $25,000 for the Placement Agent’s expenses incurred in connection with the Offering.  In addition, we issued 880,000 shares of our common stock to the Placement Agent in connection with the Offering, of which 440,000 of such shares are held in escrow.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i	On March 1, 2011, we dismissed Li & Company, PC as our independent registered public accounting firm. The Board of Directors of the Company approved such dismissal on March 1, 2011.
ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.
iii
Li & Company, PC’s reports on the financial statements of the Company for the years ended February 28, 2010 (since inception) did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv
In connection with the audit and review of the financial statements of the Company through February 28, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Li & Company, PC’s opinion to the subject matter of the disagreement.

v
In connection with the audited financial statements of the Company for the years ended February 28, 2011 (since inception) and interim unaudited financial statement through November 30, 2010, there have been no reportable events with the Company as set forth in Item 304(a)(1)(v) of Regulation S-K.

vi
The Company provided Li & Company, PC with a copy of this Report and requested that Li & Company, PC furnished it with a letter addressed to the Commission stating whether or not they agree with the above statements.

(b) Engagement of New Independent Registered Public Accounting Firm.

i
On March 1, 2011, the Board appointed Bernstein & Pinchuk LLP as the Company’s new independent registered public accounting firm. The decision to engage Bernstein & Pinchuk LLP was approved by the Company’s Board of Directors on March 1, 2011.

ii
Prior to March 1, 2011, the Company did not consult with Bernstein & Pinchuk LLP regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

ITEM 5.01      CHANGES IN CONTROL OF REGISTRANT.

Reference is made to the disclosure set forth under Items 1.01, 2.01 and 5.02 of this Report, which disclosure is incorporated herein by reference.

As disclosed in Items 1.01 and 2.01 of this Report, in connection with the Share Exchange, on March 1, 2011, we issued 18,547,297 shares of common stock to the former shareholders of Kirin China in exchange for all of the outstanding shares of Kirin China. As such, immediately following the Share Exchange and prior to the Offering, the former shareholders of Kirin China held approximately 98.4% of the total voting power of our common stock entitled to vote prior to the Offering. In addition, as disclosed in Items 1.01, 2.01 and 5.02 of this Report, Lisan Rahman resigned as our sole director and officer, effective immediately upon closing of the Share Exchange and Jianfeng Guo, Longlin Hu and Yaojun Liu were appointed as the new directors of the Company. In addition, Longlin Hu was appointed as the President and Chief Executive Officer of the Company.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(a)   Resignation of Director and Officer

On the Closing Date, Lisan Rahman resigned as our sole director and officer, effective immediately. Mr. Rahman’s resignation was not in connection with any known disagreement with us on any matter.

(b)   Appointment of Directors and Officers

On the Closing Date, our Board of Directors increased its size from one (1) to three (3) members and appointed Jianfeng Guo, Longlin Hu and Yaojun Liu as the new directors of the Company to fill the vacancies created by the resignation of Mr. Rahman and such increase.  In addition, our Board of Directors appointed Longlin Hu as our President and Chief Executive Officer.

For certain biographical and other information regarding the newly appointed officer and directors, see the disclosure under Item 2.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 5.03      AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On the Closing Date, our Board of Directors approved a change in our fiscal year end from February 28 to December 31, which is the fiscal year end of Kirin China.  This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06      CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Items 2.01 and 5.01 of this Report, which disclosure is incorporated herein by reference.

ITEM 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Report regarding the Reorganization and the Spin-Out, which disclosure is incorporated herein by reference.

Acting by majority written consent in lieu of a special meeting executed on March 1, 2011, the holders of 5,000,000 shares of the Company’s common stock, which represented approximately 86% of the then-outstanding shares of the Company’s common stock, approved the Reorganization and adopted the Contribution and Assignment Agreement.

Acting by majority written consent in lieu of a special meeting executed on March 1, 2011, the holders of 5,000,000 shares of the Company’s common stock, which then represented approximately 86% of the then-outstanding shares of the Company’s common stock, approved the Spin-Out and adopted the Agreement of Sale.

ITEM 9.01      FINANCIAL STATEMENT AND EXHIBITS

(a)  Financial Statements of Business Acquired.

Filed herewith as Exhibit 99.1 to this Report and incorporated herein by reference are the Combined Audited Financial Statements for the year ended December 31, 2009 and 2008 for Hebei Zhongding Real Estate Development Corporation Limited and Xingtai Zhongding Jiye Real Estate Development Company Limited.

Filed herewith as Exhibit 99.2 to this Report and incorporated herein by reference are the Combined Unaudited Financial Statements for the nine months ended September 30, 2010 and 2009 for Hebei Zhongding Real Estate Development Corporation Limited and Xingtai Zhongding Jiye Real Estate Development Company Limited.

(b)  Pro Forma Financial Information.

Filed herewith as Exhibit 99.3 to this Report and incorporated herein by reference is unaudited pro forma combined financial information of Ciglarette, Inc. and its subsidiaries.

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement, dated March 1, 2011, by and among the Company, the Company’s former principal stockholder, Kirin China and the former principal shareholders of Kirin China.
3.1	Certificate of Incorporation (1)
3.2	By Laws (1)
4.1	Form of Series A Warrant
4.2	Form of Series B Warrant
10.1	Form of Subscription Agreement
10.2	Contribution and Assumption Agreement, dated March 1, 2011, by and between the Company and Ciglarette International, Inc.
10.3	Agreement of Sale, dated March 1, 2011, by and between the Company and Lisan Rahman
10.4
Entrusted Management Agreement between shareholders of Xingtai Zhongding Ji Ye Real Estate Development Co., Ltd., Xingtai Zhongding Jiye Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd.

10.5
Entrusted Management Agreement between shareholders of Hebei Zhongding Real Estate Development Co., Ltd., Hebei Zhongding Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd.

10.7	Shareholders’ Voting Proxy Agreement between shareholders of Hebei Zhongding Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd.
10.8	Shareholders’ Voting Proxy Agreement between shareholders of Xingtai Zhongding Jiye Real Estate Development Co., Ltd. and Shijiazhuang Kirin Management Consulting Co., Ltd.
10.9
Exclusive Option Agreement between Shijiazhuang Kirin Management Consulting Co., Ltd. and shareholders of Xingtai Zhongding Jiye Real Estate Development Co., Ltd. and Xingtai Zhongding Jiye Real Estate Development Co., Ltd.

10.10
Exclusive Option Agreement between Shijiazhuang Kirin Management Consulting Co., Ltd. and shareholders of Hebei Zhong Real Estate Development Co., Ltd. and Hebei Zhong Real Estate Development Co., Ltd.

10.11	Call Option Agreement between Guo Jianfeng and Iwamatsu Reien.
10.12	Call Option Agreement between Hu Longlin and Iwamatsu Reien.
10.13	Call Option Agreement between Mu Xiangju and Iwamatsu Reien.
10.14	Securities Escrow Agreement
99.1
Combined Audited Financial Statements for the year ended December 31, 2009 and 2008 for Hebei Zhongding Real Estate Development Corporation Limited and Xingtai Zhongding Jiye Real Estate Development Company Limited

99.2
Combined Unaudited Financial Statements for the nine months ended September 30, 2010 and 2009 for Hebei Zhongding Real Estate Development Corporation Limited and Xingtai Zhongding Jiye Real Estate Development Company Limited

99.3	Unaudited Pro Forma Combined Financial Information of Ciglarette, Inc. and its subsidiaries

(1) Incorporated herein by reference to the Company’s Registration Statement on Form S-1 filed with the Commission on April 28, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CIGLARETTE, INC.

Date: March 7, 2011	By:	/s/ Longlin Hu
Longlin Hu President and Chief Executive Officer